UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________________________________________
Filed by the Registrant ☒         Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Surgery Partners, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 25, 2024

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2024 annual meeting of stockholders of Surgery Partners, Inc., to be held on June 6, 2024, at 2:00 p.m. (Central Daylight Time). The annual meeting will be held solely by remote communication in a virtual meeting format. If you attend the annual meeting virtually by following the instructions set forth in the proxy materials, you will be considered present at the meeting.

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement, the proxy card and our Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy materials over the internet as well as request a paper or email copy if desired.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, we would greatly appreciate your efforts to vote your shares as soon as possible by following the instructions located in the Notice of Internet Availability of Proxy Materials or in our proxy statement. If you attend the annual meeting and wish to vote at that time, you may withdraw your proxy and vote your shares personally.

Sincerely,

/s/ Wayne S. DeVeydt

Wayne S. DeVeydt
Executive Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2024

DATE:         June 6, 2024
TIME:         2:00 p.m. CDT
PLACE:     The annual meeting will be held solely by remote communication in a virtual meeting format. You will be able to attend the annual meeting by visiting www.meetnow.global/MFATQXS and entering the 15-digit control number found on the proxy card or voting instruction form. If you attend the annual meeting virtually, you will be considered present at the meeting.

ITEMS OF BUSINESS:

1.To elect the four Class III director nominees named in this Proxy Statement to the Board of Directors of Surgery Partners, Inc. (the "Company") for a term of three years;
2.To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;
3.To approve the Surgery Partners, Inc. Employee Stock Purchase Plan (the "ESPP");
4.To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024; and
5.To consider and act upon any other business that may properly come before the 2024 annual meeting of stockholders and at any adjournment or postponement thereof.

Information relating to the matters to be considered and voted on at the annual meeting is set forth in the enclosed proxy materials.

RECORD DATE:     Holders of shares of our common stock of record at the close of business on April 8, 2024 are entitled to receive notice of and vote at the annual meeting and at any adjournment or postponement thereof.

ANNUAL REPORT:     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2023 is available to you on the internet or, upon request, will be delivered to you by mail or email.

PROXY VOTING:    Your vote is important. Whether or not you plan to attend the annual meeting, after reviewing the proxy materials, please vote by phone or online following the instructions set forth in the following proxy materials, or if you requested a printed copy, please complete, date, sign and return the proxy card in the enclosed stamped envelope. You can revoke a proxy at any time prior to its exercise at the annual meeting by following the instructions in the attached Proxy Statement. If you decide to attend the annual meeting and wish to change your proxy, you may do so by voting during the meeting.

The Board of Directors unanimously recommends that you vote: (i) "FOR" the election of the four Class III director nominees named in the Proxy Statement, (ii) "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, (iii) "FOR" the approval of the ESPP, and (iv) "FOR" ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

You are welcome to attend the annual meeting by visiting www.meetnow.global/MFATQXS and entering the 15-digit control number found on the proxy card or voting instruction form. Once admitted, you may submit questions, vote or view our list of stockholders during the annual meeting by following the instructions that will be available on the meeting website.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the internet. To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare, Inc.

(a subsidiary of Computershare Trust Company, N.A.), the Company’s transfer agent. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on June 3, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.

Even if you plan to attend, please vote your shares promptly to ensure they are represented at the annual meeting. If you decide to attend the annual meeting and wish to change your proxy, you may do so by voting virtually at the meeting. If you have questions about how to attend the annual meeting, please contact Investor Relations at 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027, (615) 234-5900 or email ir@surgerypartners.com.

Thank you for your ongoing support of and interest in Surgery Partners, Inc.

By Order of the Board of Directors,

/s/ Wayne S. DeVeydt

Wayne S. DeVeydt
Executive Chairman of the Board of Directors

Brentwood, Tennessee
April 25, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2024:

THE PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE TO YOU ON THE INTERNET AT WWW.INVESTORVOTE.COM/SGRY AND ON THE "INVESTORS" PAGE OF OUR WEBSITE AT WWW.SURGERYPARTNERS.COM OR, UPON YOUR REQUEST WILL BE DELIVERED TO YOU BY MAIL OR EMAIL, IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY TO BE VOTED ON AT THE ANNUAL MEETING. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS IS SCHEDULED TO BE DISTRIBUTED ON OR ABOUT APRIL 25, 2024 TO STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 8, 2024.

SURGERY PARTNERS, INC.
340 Seven Springs Way, Suite 600
Brentwood, Tennessee 37027

PROXY STATEMENT

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?
The Board of Directors (the "Board") of Surgery Partners, Inc. ("Surgery Partners," the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2024 annual meeting of stockholders (the "Annual Meeting") to be held solely by remote communication in a virtual meeting format on Thursday, June 6, 2024, at 2:00 p.m. Central Daylight Time (CDT) and any adjournments of the Annual Meeting.
How can I attend the Annual Meeting?
The Annual Meeting will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on April 8, 2024 (the "Record Date"), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MFATQXS and entering the 15-digit control number found on the proxy card or voting instruction form. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The virtual meeting will begin promptly at 2:00 p.m. Central Daylight Time (CDT). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
Do I need to register to attend the Annual Meeting virtually on the Internet?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare, Inc. (a subsidiary of Computershare Trust Company, N.A.), the Company’s transfer agent. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on June 3, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare

Surgery Partners, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

If you attend the Annual Meeting virtually, you will be considered present at the meeting.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.
What proxy materials are available and how do I receive them?
This Proxy Statement, the proxy card and our Annual Report to Stockholders for the year ended December 31, 2023 (the "Annual Report to Stockholders") are being made available to you on the internet instead of mailing a printed copy of these materials to each stockholder. The Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") is scheduled to be distributed on or about April 25, 2024. The Notice of Internet Availability contains instructions as to how stockholders may access and review the proxy materials on the internet, including information about how stockholders may vote by telephone or over the internet. You will not receive a printed or email copy of these materials unless you make such a request by following the instructions on the Notice of Internet Availability.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•the election of the four Class III director nominees named in this Proxy Statement for a three-year term (Proposal 1);
•the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers (Proposal 2);
•the approval of the Surgery Partners, Inc. Employee Stock Purchase Plan (the "ESPP") (Proposal 3); and
•the ratification of the Audit Committee's appointment of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 4).
What is the Board's voting recommendation?
The Board recommends that you vote your shares "FOR" the election of the four Class III director nominees named in this Proxy Statement, "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, "FOR" the approval of the ESPP, and "FOR" the ratification of the Audit Committee's appointment of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.

If you submit a proxy but do not indicate any voting instructions, your shares will be voted "FOR" the election of the four Class III director nominees named in this Proxy Statement, "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, "FOR" the approval of the ESPP, and "FOR" the ratification of the Audit Committee's appointment of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.
What is the quorum requirement for the Annual Meeting?
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the outstanding shares entitled to be voted and present at the meeting. The shares may be present or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
What shares owned by me can be voted at the Annual Meeting?
All shares owned by you as of the close of business on April 8, 2024 (the "Record Date") may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. On the Record Date, the Company had 127,101,670 shares of common stock issued and outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with the Company's transfer agent, Computershare, Inc. (a subsidiary of Computershare Trust Company, N.A.), you are the stockholder of record with respect to those shares, and the proxy materials are being sent directly to you. As the stockholder of record, you have the right to direct your vote by proxy or to vote in person at the Annual Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner and these proxy materials are being forwarded to you by your broker, bank or nominee who is the stockholder of record with respect to such shares. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. However, shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank or other nominee) giving you the right to vote the shares.
How can I vote my shares at the Annual Meeting?
If you choose to vote your shares at the Annual Meeting, you may do so by visiting www.meetnow.global/MFATQXS and entering the 15-digit control number found on the proxy card or voting instruction form and following the instructions on the website for voting your shares at the meeting. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold your shares directly as the stockholder of record or beneficially in "street name," you may direct your vote without attending the Annual Meeting by proxy. You can vote by following the instructions on the Notice of Internet Availability which includes information about how stockholders may submit proxies by telephone or over the internet. Alternatively, upon request, you can vote by proxy by mail via a proxy card by marking your selections on the proxy card, dating and signing your name exactly as it appears on the proxy card and mailing the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than June 5, 2024 in order to be counted for the Annual Meeting.

If you are a beneficial owner, follow the instructions on the voting instruction card provided by your broker, bank or other intermediary. We urge you to review the proxy materials carefully before you vote.
Can I revoke my proxy or change my vote?
You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). Your new vote must be received by 11:59 p.m. CDT on June 5, 2024. You may also enter a new vote by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
How are votes counted?
For Proposal 1, your vote may be cast "FOR" each Class III director nominee, or you may "WITHHOLD" from voting. Shares voting "WITHHOLD" have no effect on the election of directors.

For Proposals 2, 3 and 4, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN" on one of these proposals, it has no effect on the outcome.
How are abstentions and broker non-votes treated for determining a quorum and counting votes?
Any shares represented by proxies that are marked to "ABSTAIN" from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions will not be counted as votes "FOR" or "AGAINST" any proposal, and accordingly are not counted for purposes of determining the number of votes cast on any proposal.

If your shares are held in "street name" and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or, on routine matters, may use its discretionary authority to vote your shares. If your broker returns a proxy card but does not vote your shares, this results in a "broker non-vote." Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

Proposal 1 (election of the four Class III director nominees), Proposal 2 (approval, on an advisory basis, of the compensation paid by the Company to its named executive officers) and Proposal 3 (approval of the ESPP) are considered non-routine matters, and without your instruction, your broker cannot vote your shares on those proposals. Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter for which your broker has discretionary authority to vote your shares. As a result, broker non-votes with respect to any proposal will be treated as shares present for purposes of determining a quorum at the Annual Meeting. Broker non-votes will not be counted as votes "FOR" or "AGAINST" any proposal, and accordingly are not counted for purposes of determining the number of votes cast on any proposal. Therefore, broker non-votes will have no effect on the outcome of any proposal.
What is the voting requirement to approve each of the proposals?
Proposal 1, Election of Director Nominees: Under our plurality voting standard, the four nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee, or you "WITHHOLD" your vote for a nominee, your vote will not count either "FOR" or "AGAINST" the nominee. Abstentions and broker non-votes will have no effect on the outcome of voting for directors.

Proposal 2, Advisory Vote on Executive Compensation: Under our majority voting standard, the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers requires that the number of votes properly cast "FOR" the proposal (and present, in person or by proxy, at the Annual Meeting) exceed the number of votes cast "AGAINST" the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3, Approval of Employee Stock Purchase Plan: Under our majority voting standard, the approval of the ESPP requires that the number of votes properly cast "FOR" the proposal (and present, in person or by proxy, at the Annual Meeting) exceed the number of votes cast "AGAINST" the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 4, Ratification of the Audit Committee’s Appointment of Independent Registered Public Accounting Firm: Under our majority voting standard, the ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for fiscal year 2024 requires that the number of votes properly cast "FOR" the proposal (and present, in person or by proxy, at the Annual Meeting) exceed the number of votes cast "AGAINST" the proposal. Abstentions will have no effect on the outcome of this Proposal 4. Brokers, banks and other nominees have discretionary voting power with respect to this proposal, and therefore we do not expect broker non-votes with respect to this proposal.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the Annual Meeting?

Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If other matters are properly presented to the stockholders for action at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxy holders in the proxy card (J. Eric Evans, our Chief Executive Officer, and Jennifer B. Baldock, our Executive Vice President and Chief Administrative and Development Officer) to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote. If for any unforeseen reason, any of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board.
Who will count the vote?
An inspector of election will be appointed to, among other things, tabulate all votes and certify the results.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Surgery Partners or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a proxy card or through other means.

Who will bear the cost of soliciting proxies for the Annual Meeting?
The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including costs for mailing the Notice of Internet Availability, mailing printed proxy materials upon request, and the solicitation of proxies. We have retained Computershare, Inc. to assist us with the distribution of the proxies and will pay their expenses. We will also reimburse brokers or nominees for the expenses that they incur for forwarding the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 30, 2024 (except as otherwise indicated below), by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•each of our named executive officers;

•each of our directors and nominees; and

•all of our executive officers and directors as a group.

Information with respect to beneficial ownership in the following table is based on the Company's review of information furnished by or on behalf of each director, officer, or beneficial owner of more than 5% of our common stock and filed with the Securities and Exchange Commission (“SEC”). Beneficial ownership is determined in accordance with SEC rules. The information in the following table does not necessarily indicate beneficial ownership for any other purpose. In general, under SEC rules, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The percentage of shares of common stock beneficially owned is computed on the basis of 127,101,670 shares of common stock outstanding as of March 30, 2024. Shares of common stock that a person has the right to acquire within 60 days of March 30, 2024 are deemed outstanding for purposes of computing the percentage ownership of such person's holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise indicated below, and subject to applicable community property laws, we believe, based on information furnished by such persons, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Beneficial owners of 5% or more of our common stock:
Bain Capital Investors, LLC (1)	49,946,972	39.3%
FMR LLC (2)	18,331,455	14.4%
Wellington Group (3)	8,318,176	6.5%
The Vanguard Group (4)	7,417,609	5.8%
Directors and Named Executive Officers:
Wayne S. DeVeydt (5)	1,190,970	*
J. Eric Evans (6)	959,670	*
Jennifer B. Baldock (7)	383,144	*
David T. Doherty	95,719	*
Bradley R. Owens	78,338	*
Brent Turner (8)	65,908	*
Teresa DeLuca, M.D.	52,160	*
Clifford G. Adlerz	44,403	*
Marissa A. Brittenham	39,768	*
John A. Deane	21,221	*
Patricia A. Maryland, Dr.PH	11,552	*
Andrew T. Kaplan (9)	—	—
T. Devin O'Reilly (9)	—	—
Blair E. Hendrix (9)	—	—
All executive officers and directors as a group (18 persons) (10)	3,032,517	2.3%

_______
* Less than one percent.
(1)Bain Capital Investors, LLC ("BCI") is the sole member of (i) BCPE Seminole GP LLC, a Delaware limited liability company ("BCPE GP"), which is the general partner of each of BCPE Seminole Holdings LP, a Delaware limited partnership (“BCPE Seminole”), and BCPE Seminole Holdings IV, L.P., a Cayman Islands exempted limited partnership (“BCPE Seminole IV”), (ii) BCPE Seminole GP II LLC, a Delaware limited liability company (“BCPE Seminole GP II”), which is the general partner of BCPE Seminole Holdings II Intermediate LP, a Delaware limited partnership (“BCPE Seminole II”), and (iii) BCPE Seminole GP III LLC, a Delaware limited liability company (“BCPE Seminole GP III”), which is the general partner of BCPE Seminole Holdings III, L.P., a Cayman Island exempted limited partnership (“BCPE Seminole III”). Each of BCPE Seminole, BCPE Seminole II, BCPE Seminole III and BCPE Seminole IV has shared voting and dispositive power over 10,708,102 shares of common stock, 30,055,197 shares of common stock, 4,232,353 shares of common stock and 4,951,320 shares of common stock, respectively. By virtue of the relationships described in this footnote, BCI may be deemed to share voting and dispositive power with respect to the securities held by BCPE Seminole, BCPE Seminole II, BCPE Seminole III and BCPE Seminole IV. Information reported in this table and the notes hereto in respect of BCI is based solely on Amendment No. 7 to Schedule 13D filed with the SEC on December 21, 2023 by BCI. The principal business address of each of BCI, BCPE Seminole, BCPE Seminole II, BCPE Seminole III and BCPE Seminole IV is 200 Clarendon Street, Boston, MA 02116.
(2)FMR LLC ("FMR") has sole voting power over 18,220,445 shares of common stock and sole dispositive power over 18,331,455 shares of common stock. Information reported in this table and the notes hereto in respect of FMR is based solely on the Schedule 13G/A filed with the SEC on February 9, 2024 by FMR. The principal business address of FMR is 245 Summer Street, Boston, MA 02210.
(3)Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (the "Wellington Group") has shared voting power over 7,477,563 shares of common stock and shared dispositive power over 8,318,176. Wellington Management Company LLP ("Wellington Management Company" together with the Wellington Group, "Wellington") has shared voting power over 7,453,887 shares of common stock and shared dispositive power over 8,012,137 shares of common stock. Information reported in this table and the notes hereto in respect of Wellington is based solely on the Schedule 13G/A filed with the SEC on February 2, 2024 by Wellington. The principal business address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston MA 02210.
(4)The Vanguard Group - 23-1945930 ("Vanguard") has sole voting power over 129,823 shares of common stock, shared dispositive power over 206,275 shares of common stock and sole dispositive power over 7,211,334 shares of common stock. Information reported in this table and the notes hereto in respect of Vanguard is based solely on the Schedule 13G/A filed with the SEC on February 13, 2024 by Vanguard. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Mr. DeVeydt's beneficially owned shares include 890,000 shares of common stock underlying stock options and 200,000 shares of common stock underlying stock-settled stock appreciation right ("SSAR") awards, each of which is exercisable within 60 days of March 30, 2024.
(6)Mr. Evans' beneficially owned shares include 500,000 shares of common stock underlying stock options exercisable within 60 days March 30, 2024.
(7)Ms. Baldock's beneficially owned shares include 199,500 shares of common stock underlying stock options exercisable within 60 days of March 30, 2024.
(8)Mr. Turner's beneficially owned shares include 4,015 shares of common stock underlying stock options exercisable within 60 days of March 30, 2024.
(9)The shares beneficially owned by each of Messrs. O'Reilly, Kaplan and Hendrix do not include shares held by BCI. Mr. O'Reilly, Mr. Kaplan and Mr. Hendrix are each a Partner of BCI and as a result, by virtue of the relationships described in footnote (1) above, may each be deemed to share beneficial ownership of the shares of common stock held by BCI.
(10)Includes 1,942,015 shares of common stock underlying stock options and SSAR awards exercisable within 60 days of March 30, 2024.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2023, we believe that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements with respect to fiscal year 2023, except for (i) filing of a Form 3 upon the appointment of Ms. Burkhalter to Chief Human Resources Officer on January 29, 2023 that was inadvertently filed late on March 6, 2023, (ii) the sale of shares on August 29, 2023 to satisfy the tax withholding obligations in connection with a vesting event on August 28, 2023 for Mr. Doherty that was inadvertently reported late on a Form 4 report filed on September 1, 2023, and (iii) restricted stock awards granted to Drs. DeLuca and Maryland and Messrs. Turner, Deane and Adlerz on June 1, 2023 that were inadvertently reported late on Form 4 reports filed on April 5, 2024.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In accordance with the Company's Amended and Restated Certificate of Incorporation (the "charter") and Amended and Restated Bylaws (the "bylaws"), the Board is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Clifford G. Adlerz, J. Eric Evans, Blair E. Hendrix and Andrew T. Kaplan are Class III directors whose terms expire at the Annual Meeting.

Messrs. Adlerz, Evans, Hendrix and Kaplan have been nominated for and have agreed to stand for re-election as Class III directors. The Class III directors will serve a term of three years and until his successor is duly elected and qualified or until his death, resignation or removal, whichever is earliest to occur. The four nominees for director with the highest number of affirmative votes will be elected as Class III directors. Except with respect to broker non-votes, unless you otherwise instruct, proxies will be voted for election of the nominees listed above as director nominees. The Company has no reason to believe that any nominee will be unable to serve, but in the event that a nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board, the persons voting the proxy may vote for the election of another person in accordance with their judgment.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES FOR CLASS III DIRECTORS.
The following table sets forth the name, age (as of March 30, 2024) and position of individuals who currently serve as a director of the Company.

Name	Age	Position
John A. Deane	62	Class I Director
Teresa DeLuca, M.D.	58	Class I Director
Wayne S. DeVeydt	54	Class I Director, Chairman
Patricia A. Maryland, Dr.PH	70	Class II Director
T. Devin O'Reilly	49	Class II Director
Brent Turner	58	Class II Director
Clifford G. Adlerz	70	Class III Director
J. Eric Evans	47	Class III Director
Blair E. Hendrix	59	Class III Director
Andrew T. Kaplan	39	Class III Director
Information concerning our nominees and directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Class III Director Nominees for Election

Clifford G. Adlerz has served as a director of Surgery Partners since October 2017. Mr. Adlerz previously served as a Consultant to Surgery Partners from February 2018 until May 2019 and Interim Chief Executive Officer of Surgery Partners from September 2017 until January 2018. Before his time at Surgery Partners, Mr. Adlerz held several management roles at Symbion, Inc., a large multi-specialty provider of ambulatory surgery centers and hospitals, including as President from May 2002 until Symbion was acquired by Surgery Partners in November 2014. Prior to joining Symbion, Mr. Adlerz served as Division Vice President of HCA, a healthcare facilities operator, as well as Regional Vice President of Midsouth HealthTrust. Mr. Adlerz currently serves on the Board of Directors of Ovation Fertility. Mr. Adlerz previously served as a director for the National Ambulatory Surgery Center Association and was part of the leadership group for ASC Quality Collaboration. Mr. Adlerz holds a B.A. in Business and an M.B.A. from the University of Florida. Our Board believes that Mr. Adlerz is qualified to serve as a director based on, among other things, his experience with the Company and its predecessor as well as in the healthcare industry generally and his general business and financial acumen.

J. Eric Evans has served as a director of Surgery Partners since January 2020. Mr. Evans is currently Chief Executive Officer of Surgery Partners, a role he has held since January 2020, and previously served as Executive Vice President and Chief Operating Officer of Surgery Partners from April 2019 until January 2020. Prior to joining Surgery Partners, Mr. Evans served as President of Hospital Operations of Tenet Healthcare Corporation from March of 2016 through 2018 as Chief Executive Officer of Tenet Healthcare Corporation’s former Texas region from April 2015 to March 2016, and as Market Chief Executive Officer of The Hospitals of Providence in El Paso from September 2012 to April 2015. Mr. Evans has served as a director of QuVa Pharma since March 2022 and of Teledoc Health since September 2023. Mr. Evans holds a bachelor’s degree in industrial management from Purdue

University and an M.B.A. from Harvard Business School. Our Board believes that Mr. Evans is qualified to serve as a director based on his service as our Chief Executive Officer and his prior experience serving as an executive in the healthcare industry.

Blair E. Hendrix has served as a director of Surgery Partners since May 2021. Mr. Hendrix joined Bain Capital Private Equity in 2000 and currently serves as a Partner. Prior to joining Bain Capital, Mr. Hendrix was Executive Vice President and Chief Operating Officer of DigiTrace Care Services, Inc. (now SleepMed), a national healthcare services company he co-founded. Earlier in his career, Mr. Hendrix was employed by Corporate Decisions, Inc. (now Oliver Wyman Consulting), a management consulting firm with a focus in healthcare. He has served on numerous corporate boards within Bain Capital and currently is a member of the firm’s Investment Committee for the Healthcare Vertical. Additionally, Mr. Hendrix has served as a director of US Renal Care since 2019. He previously served as a director of BMC Software, iHeart Media, Clear Channel Outdoor and The Weather Company. Mr. Hendrix received an A.B. from Brown University. Our Board believes that Mr. Hendrix is qualified to serve as a director based on, among other things, his business and finance experience within the healthcare industry.

Andrew T. Kaplan has served as a director of Surgery Partners since August 2018. Mr. Kaplan joined Bain Capital Private Equity in 2009 and is a Partner. Prior to joining Bain Capital Private Equity, Mr. Kaplan was an investment banker with Goldman Sachs. He also co-founded EngagedHealth, LLC, a post-hospitalization service for chronically ill, low income patients aiming to improve outcomes, reduce readmissions, and save costs. Mr. Kaplan has served on the Board of Directors for QuVa Pharma since 2015, US Renal Care since 2019 and InnovaCare Health since 2021. He previously served as a director of Beacon Health Options from 2018 to 2020. Mr. Kaplan holds a B.S. in Economics from The Wharton School at the University of Pennsylvania and an M.B.A from Harvard Business School. Our Board believes that Mr. Kaplan is qualified to serve as a director based on, among other things, his experience in co-founding a healthcare company and his general financial experience.

Directors Continuing in Office

Class I Directors. The following directors have terms ending in 2025:

John A. Deane has served as a director of Surgery Partners since May 2019. Mr. Deane served as the Chairman of the Advisory Board Company from December 2009 until April 2018. Prior to joining the Advisory Board Company, he was the Founder and Chief Executive Officer of Southwind Health Partners, LLC, a start-up health care business focused on providing management services for hospital and health system sponsored medical groups, from October 1998 until December 2009. Following his health care career, Mr. Deane has served on several not-for-profit boards and as the owner/operator of a boutique resort and marina outside of Nashville, Tennessee. Mr. Deane holds a B.A. in Political Science and a M.P.A from American University. Our Board believes that Mr. Deane is qualified to serve as a director based on, among other things, his extensive experience working with physicians in the healthcare industry.

Teresa DeLuca, M.D., MBA has served as a director of Surgery Partners since September 2016. Dr. DeLuca served as a Managing Director at Columbia University's NY Life Science Venture Fund from January 2018 until January 2020 and continues to serve as a Faculty Advisor at the University’s School of Entrepreneurship and Faculty Member of Columbia University School of Professional Studies. She previously served as Assistant Clinical Professor of Psychiatry at the Icahn School of Medicine at Mount Sinai in New York City from 2014 to 2017 and as the Chief Medical Officer of Magellan Pharmacy Solutions at Magellan Health from 2012 to 2014. Prior to that, she served as SVP of Pharmacy Health Solutions at Humana, National Medical Director & VP of Clinical Sales Solutions at Walgreen Co., VP of Personalized Medicine, and VP of Medical Policy & Clinical Quality and CMO UHG at Medco. Prior to taking on these executive leadership roles, Dr. DeLuca was a Senior Director of Global Product Development Services at PRA International and a Senior Medical Scientist at GlaxoSmithKline. Dr. DeLuca serves as a director of Life Stance, a behavioral healthcare company, since 2024. She also serves as a director of Rejuveron, a private Swiss drug discovery company since March 2022. Previously, she served as a director of 180 Life Science, a biotechnology company, from May 2021 to December 2023. She also served as a director of North Bud Farms, Inc., a pharmaceutical commercialization company, from May 2018 to February 2020. Dr. DeLuca completed her residency (M.D.) at Jefferson Medical College of Thomas Jefferson University and earned her M.B.A. from Drexel University. Our Board believes that Dr. DeLuca is qualified to serve as a director based on- among other things- her healthcare knowledge, experience and skills gained from being physician with an active medical license, as well as previously serving as a Fortune 50 Chief Medical Officer and P&L business line owner. As a strong advocate for good board governance, Dr. DeLuca earned the Carnegie Mellon Cybersecurity Certificate in 2016 and passed the Digital Directors Network Cyber Risk Masterclass examination for Public Companies in 2022. Dr. DeLuca has continued to maintain good standing with the National Association of Corporate Directors (NACD) as a Board Leadership Fellow (Master Level) since 2016. Dr. DeLuca has also passed the NACD’s “Directorship Certified” examination (NACD.DC) in 2020. In 2023, she became a NACD “Subject Matter Expert” in examination development and a Board Advisory Faculty Member, and in 2024 began serving as a NACD Certification Commissioner. She has also earned the American College of Corporate Directors (ACCD) ) “Master Professional Director – Public Company” credential in 2021. Dr. DeLuca was named a “Director to Watch” in the 2020 Directors & Board Annual Report and a “Featured Director of the Month” in 2022 by the Chief Executive Group. In 2022, Dr. DeLuca became Co-Chair and Leadership Council Member for the international organization, Women Corporate Directors (WCD) and was named in 2024 to “Who’s Who in America”.

Wayne S. DeVeydt is a Managing Director with Bain Capital and has served as a director of Surgery Partners since January 2018. Mr. DeVeydt currently is Executive Chairman of Surgery Partners, a role he has held since January 2020 and previously served as Chief Executive Officer of Surgery Partners from January 2018 until January 2020. From January 2017 until January 2018, Mr. DeVeydt served as a Senior Advisor to the Global Healthcare division of Bain Capital Private Equity, the investment advisor of BCPE Seminole Holdings LP, the Company's former controlling stockholder. From May 2007 to May 2016, Mr. DeVeydt served as Executive Vice President and Chief Financial Officer of Anthem, Inc., a health insurance company. From March 2005 to May 2007, he served as Anthem's Senior Vice President and Chief Accounting Officer and for a portion of that time, he also served as Chief of Staff to the Chairman. Prior to joining Anthem, Mr. DeVeydt served as a partner at PricewaterhouseCoopers LLP, focused on companies in the national managed care and insurance industries. Mr. DeVeydt has served as a director of Centene Corporation, the largest Medicaid managed care organization in the United States, since January 2022. He has also served as a director of Zelis since August 2022. Mr. DeVeydt previously served as a director of Grupo Notre Dame Intermedica, Myovant Sciences Ltd, a biopharmaceutical company, and NiSource Inc., a utilities company. Mr. DeVeydt received his B.S. in Business Administration from the University of Missouri in St. Louis. Our Board believes that Mr. DeVeydt is qualified to serve as a director based on his service as our Chief Executive Officer and his prior experience serving as an executive in the healthcare industry.

Class II Directors. The following directors have terms ending in 2026:

Patricia A. Maryland, Dr.PH. has served as a director of Surgery Partners since February 2021. Dr. Maryland served as the Executive Vice President of Ascension and President and Chief Executive Officer of Ascension Healthcare from July 2017 to July 2019. Prior to those roles, Dr. Maryland served with Ascension Healthcare as President, Healthcare Operations and Chief Executive Officer from July 2013 to July 2017 and Ministry Market Leader, Michigan from September 2007 to June 2013. Dr. Maryland has been a member of over 25 boards in the nonprofit, private, joint venture, and public sectors and has been the recipient of multiple awards, including being named one of the Top 25 COOs in Healthcare in 2017, one of the Top 25 Women in Healthcare in 2019, 2018, 2017, 2016 and 2015 by Modern Healthcare, Woman of the Year in 2014 by the Healthcare Businesswomen’s Association, and one of Modern Healthcare’s Top 25 Minority Executives in Healthcare also in 2014. Dr. Maryland received a bachelor’s degree in applied mathematics from Alabama State University, Montgomery, and a master’s degree in biostatistics from the University of California, Berkeley. She holds a Doctorate of Public Health from the University of Pittsburgh, concentrating in health services administration and planning. Our Board believes that Dr. Maryland is qualified to serve as a director based on, among other things, her experience in healthcare administration particularly with respect to her past leadership experiences.

T. Devin O'Reilly has served as a director of Surgery Partners since August 2017, including as Chairman from August 2017 to January 2020. Mr. O'Reilly joined Bain Capital Private Equity, LP ("Bain Capital Private Equity") in 2005 and and currently serves as a Partner. Prior to joining Bain Capital Private Equity, Mr. O'Reilly was a consultant at Bain & Company where he consulted for private equity and healthcare industries. Mr. O'Reilly has served as a director of Aveanna Healthcare since 2017, Zelis since 2019, PartsSource since 2021, and athenahealth and LeanTaaS since 2022. He previously served as a director of several Bain Capital portfolio companies including Bio Products Laboratory, Grupo Notre Dame Intermedica, and US Renal Care among others. Mr. O'Reilly holds a B.A. from Princeton University and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. O’Reilly is qualified to serve as a director based on, among other things, his experience as an investor in other healthcare companies.

Brent Turner has served as a director of Surgery Partners since December 2015. Mr. Turner is the Chief Executive Officer and a member of the Board of Directors of Summit BHC, a leading inpatient behavioral healthcare company. Mr. Turner previously served as the President of Acadia Healthcare Company Inc. from April 2012 until March 2019. Mr. Turner joined Acadia in February 2011 as a Co-President. Prior to joining Acadia, Mr. Turner served as the Executive Vice President, Finance and Administration of Psychiatric Solutions, Inc. from August 2005 to November 2010 and prior to that, as the Vice President, Treasurer and Investor Relations and as a Division President. Mr. Turner currently serves on the Board of Trustees of the National Association of Behavioral Healthcare (NABH), and served as Chairman in 2018 and 2009. Mr. Turner previously served on the Board of Directors of LHC Group, Inc. from 2014 until February 2023 when the company was acquired by UnitedHealth Group. Mr. Turner holds a B.A. in Economics from Vanderbilt University and an M.B.A. from the Vanderbilt Owen Graduate School of Management. Our Board believes that Mr. Turner is qualified to serve as a director based on, among other things, his experience as an executive in the healthcare industry, his service as a board member of other publicly traded companies and his financial knowledge.

Board Diversity

Based upon voluntary self-identification by each member of our Board, the table below sets forth the diversity composition of our Board. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix (1)
	As of April 25, 2024		As of April 20, 2023
Total Number of Directors	10		10
Part I: Gender Identity	Female	Male	Female	Male
Directors	2	8	2	8
Part II: Demographic Background
African American or Black	1	0	1	0
White	1	8	1	8

(1)Inapplicable categories omitted.

CORPORATE GOVERNANCE

Our Board currently consists of ten directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The division of the three classes and their respective election dates are as follows:

•the Class I directors' term will expire at the annual meeting of stockholders to be held in 2025;

•the Class II directors' term will expire at the annual meeting of stockholders to be held in 2026; and

•the Class III directors' term will expire at the annual meeting of stockholders to be held in 2027;

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our charter provides that directors will be elected at the annual meeting of the stockholders and each director elected will hold office until his or her successor is elected and qualified. The size of the Board is determined exclusively by a majority of the directors then in office and vacancies and newly created directorships on the Board are filled exclusively by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except in each case, that any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the then outstanding capital stock entitled to vote generally on the election of directors.
Director Independence
The Board has reviewed the independence of our directors based on the corporate governance standards of Nasdaq. Based on this review, the Board determined that each of Drs. DeLuca and Maryland and Messrs. Deane, O'Reilly, Turner, Adlerz, Hendrix and Kaplan is independent within the meaning of the corporate governance standards of Nasdaq. In making this determination, our Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. As a result, we currently comply with the Nasdaq corporate governance requirements. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Our bylaws provide maximum flexibility to the Board in choosing a Chairman of the Board and a Chief Executive Officer. The bylaws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our stockholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. The roles of Chief Executive Officer and Chairman of the Board are currently separate. Mr. DeVeydt, our former Chief Executive Officer, was appointed by the Board to serve as Executive Chairman of the Board in January 2020. The Board determined that Mr. DeVeydt’s experience as our former Chief Executive Officer gives him a unique and relevant perspective to serve as our Executive Chairman.
Selection of New Directors
The Board is responsible for nominating members for election by the stockholders with direct input from the Chief Executive Officer. It is the opinion of the Board that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stakeholders. The Board believes that each director should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company's business. In addition, it believes that there are certain attributes that every director should possess, as reflected in its membership criteria. Accordingly, the Board considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company's current and future needs. Among other things, the Board has determined that it is important to have directors with the following skills and experiences: leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others; knowledge of the Company's industry, particularly physician and patient relations, which is relevant to understanding the Company's business and strategy; operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company's business strategy and operating plan; risk management experience, which is relevant to oversight of the risks facing the Company's business; financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company's capital structure, financial statements and reporting requirements; and strategic planning experience, which is relevant to the Board's review of the Company's strategies and monitoring their implementation and results.

The Board also requires that each director be able to dedicate sufficient time to ensure the diligent performance of his or her duties on the Company's behalf, including attending all Board and applicable committee meetings. In general, the Board does not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, the Board will consider the number of other boards of directors (or comparable governing bodies), particularly with respect to public companies, on which a prospective nominee is a member. Although the Board does not impose a limit on outside directorships, it does recognize the substantial time commitments attendant to membership on the Board and expects that directors devote all such time as is necessary to fulfill their accompanying responsibilities, both in terms of preparation for, and attendance and participation at, meetings.
Board Meeting Attendance
Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve, as well as annual meetings of stockholders. During 2023, there were six meetings of our Board. No current director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee in 2023. All directors who served on the Board at the time of the 2023 annual meeting of stockholders attended the meeting.
Board’s Role in Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board, primarily through its Audit Committee, oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.
Committees of the Board
We have an Audit Committee, a Compensation, Culture and People Committee (“Compensation Committee”), a Nominating and Corporate Governance Committee (“Governance Committee”) and a Compliance and Ethics Committee with the composition and responsibilities described below. Each committee operates under a charter that is approved by our Board. The members of each committee are appointed by the Board and serve until their successor is elected and qualified, unless they are earlier removed or resign. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
Audit Committee
We have a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is set forth in the Audit Committee charter. The Audit Committee's primary duties and responsibilities are to:

•Appoint or replace, compensate and oversee the Company's independent auditor;

•Assist the Board with its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and audits, and the performance of the Company's internal audit function and the independent auditor; and

•Prepare the report for inclusion in the Company's annual Proxy Statement as required by the rules of the SEC.

The Audit Committee is responsible for the appointment, compensation, retention, oversight and replacement, if necessary, of the Company's independent auditor. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor. The Audit Committee reviews and discusses with management and the independent auditor the Company's annual audited and quarterly unaudited financial statements and the disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual and quarterly reports filed with the SEC, including disclosures of critical accounting policies therein. The Audit Committee also reviews and approves all related party transactions in accordance with Company policy and reviews matters related to the Company's related party transaction policy and the Company's system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management, including cybersecurity risks.

The Audit Committee currently consists of Brent Turner (chair), Teresa DeLuca, M.D. and John A. Deane. Mr. Turner is both an independent director and an "audit committee financial expert" within the meaning of Item 407 of Regulation S-K, and serves as chair of the Audit Committee. In addition, Dr. DeLuca and Mr. Deane are also independent directors within the meaning of Item 407 of Regulation S-K. The Audit Committee met four times in 2023. A copy of the Audit Committee charter, which satisfies the applicable standards of the SEC and Nasdaq, is available on the "Investors - Governance" page of our website at www.surgerypartners.com.

Compensation, Culture and People Committee
The purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs. Our Board has adopted a written charter under which the Compensation Committee operates, which satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available on the "Investors - Governance" page of our website at www.surgerypartners.com. The Compensation Committee annually reviews and assesses the adequacy of its charter.

The Compensation Committee's primary duties and responsibilities are to:

•Review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO") and the officers of the Company who report directly to the CEO and all “officers” as defined in Section 16 of the Exchange Act (collectively, the "Senior Officers"), evaluate the performance of the CEO and other Senior Officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve, or recommend to the Board for approval, the compensation levels for the CEO and other Senior Officers based on this evaluation, with the deliberations and voting on the CEO's compensation to be conducted without the CEO present;

•Make recommendations to the Board about the compensation of non-employee directors;

•Review and administer the Company's equity-based compensation plans, management incentive compensation plans and deferred compensation plans for the Senior Officers and make recommendations to the Board about amendments to such plans and the adoption of any new compensation plans for the Senior Officers;

•Recommend to the Board any ownership guidelines for the Senior Officers, other executives and non-employee directors, and periodically assess these guidelines and recommend revisions as appropriate;

•Review and establish the Company's overall management compensation and benefits philosophy and policies;

•Review and discuss the “Compensation Discussion and Analysis” required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and produce a compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the SEC proxy and disclosure rules;

•Review and recommend to the Board for approval the frequency with which the Company will conduct say-on-pay votes, taking into account the results of the most recent stockholder advisory vote on frequency of say-on-pay votes required by Section 14A of the Exchange Act;

•Review and approve all Senior Officer employment contracts and other compensatory, severance and change-in-control arrangements for current and former Senior Officers;

•Establish and review periodically policies and procedures with respect to perquisites;

•Review the Company's incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;

•Review the Company’s human capital management strategies and matters related to talent attraction, development and retention, culture, inclusion and diversity;

•Review and assess the adequacy of the committee's charter and submit any changes to the Board for approval on an annual basis;

•Maintain minutes of the committee's meetings and report its actions and any recommendations to the Board on a periodic basis; and

•Annually perform, or participate in, an evaluation of the performance of the committee against the requirements of this Compensation Committee charter, the results of which shall be presented to the Board.

The Compensation Committee currently consists of Brent Turner, John A. Deane, T. Devin O'Reilly (chair) and Andrew T. Kaplan, each of whom the Board has determined is independent under SEC and Nasdaq rules. The Compensation Committee met five times during 2023.
Nominating and Corporate Governance Committee
The purpose of the Governance Committee is to (i) identify and recommend individuals qualified to serve as directors of the Company, (ii) review the composition of the Board, (iii) review performance of Board members, (iv) review senior management succession plans, (v) assist the Board in the oversight of environmental, social and governance (“ESG”) matters, (vi) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, and (vii) carry out such other responsibilities delegated by the Board relating to the Company’s director nominations process and procedures and governance matters. Our Board has adopted a written charter under which the Governance Committee operates. A copy of the Governance Committee charter is available on the "Investors - Governance" page of our website at www.surgerypartners.com. The Nominating and Corporate Governance Committee periodically reviews and assesses the adequacy of its charter.

The Governance Committee currently consists of Patricia A. Maryland, Dr.PH, T. Devin O'Reilly and Blair E. Hendrix (chair), each of whom the Board has determined is independent under SEC and Nasdaq rules. The Governance Committee met once during 2023.
Compliance and Ethics Committee
The purpose of the Compliance and Ethics Committee is to assist the Board in discharging its responsibilities relating to our compliance with laws, regulations, internal procedures and industry standards that may cause significant business, regulatory, or reputational damage to us, as well as legal and business trends and public policy issues. The Compliance and Ethics Committee, among other things, oversees the activities of, and receives regular reports from, our Chief Compliance Officer, and reports to the Board on the effectiveness of the Company’s compliance, ethics and quality programs. Our Board has adopted a written charter under which the Compliance and Ethics Committee operates. A copy of the Compliance and Ethics Committee charter is available on the "Investors - Governance" page of our website at www.surgerypartners.com. The Compliance and Ethics Committee periodically reviews and assesses the adequacy of its charter.

The Compliance and Ethics Committee currently consists of Teresa DeLuca, M.D. (chair), Clifford G. Adlerz, John A. Deane and Patricia A. Maryland, Dr.PH. The Compliance and Ethics Committee met four times during 2023.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has at any time during the past year been an officer or employee of ours or any of our subsidiaries. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. Our CEO has participated in discussions related to compensation of certain of our executive officers, but has not participated in any discussions regarding his own compensation. We have also retained a compensation consultant since our initial public offering to review the compensation of executive officers at peer group companies and assist in benchmarking appropriate compensation of our executive officers on a forward-looking basis.

Employee, Officer and Director Hedging

The Company’s Insider Trading Policy expressly prohibits our employees, officers or directors from engaging in transactions that involve the purchase of financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, all of our employees, officers and directors are subject to the Company's Code of Conduct, which includes conflicts of interest provisions broadly prohibiting actions or activities that involve obtaining improper personal gain or advantage, or adversely affecting the interests of the Company.

Stock Ownership Guidelines

The Compensation Committee adopted share ownership and retention guidelines applicable to the Company’s named executive officers and non-employee directors. Please refer to "Compensation Discussion and Analysis -- Compensation Policies and Practices" for more information.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, the Board is asking stockholders to approve a non-binding, advisory resolution on the compensation of the Company's executive officers who are named in the Summary Compensation Table appearing in this Proxy Statement (our "named executive officers" or "NEOs"). The compensation of our named executive officers is described in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this Proxy Statement.

The compensation program for our named executive officers is designed to attract and retain highly qualified individuals and to motivate and reward them for performance that benefits Surgery Partners and its stockholders. The Compensation Committee and the Board believe that the policies and procedures detailed in "Compensation Discussion and Analysis" achieve these goals.

This advisory resolution, commonly referred to as a "Say-On-Pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee value the views of the Company's stockholders and will review and consider the voting results when (i) evaluating the effectiveness of the Company's compensation policies and practices and (ii) making future compensation decisions for our named executive officers.

We are requesting your vote on the following resolution:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the "Compensation Discussion and Analysis" and "Executive Compensation" sections and the other related tables and disclosure."

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

Name	Age	Position
Wayne S. DeVeydt	54	Executive Chairman and Class I Director
J. Eric Evans	47	Chief Executive Officer and Class III Director
David T. Doherty	51	Executive Vice President and Chief Financial Officer
Jennifer B. Baldock	53	Executive Vice President, Chief Administrative and Development Officer
Marissa A. Brittenham	39	Executive Vice President and Chief Strategy Officer
Danielle Burkhalter	39	Executive Vice President, Chief Human Resources Officer
Harrison R. Bane	37	President, American Group
Anthony W. Taparo	58	Chief Growth Officer
Bradley R. Owens	54	President, National Group
Wayne S. DeVeydt has served as Executive Chairman of Surgery Partners since January 2020 and director of Surgery Partners since January 2018. Mr. DeVeydt’s biography is included elsewhere in this Proxy Statement under the heading "Proposal No. 1:
Election of Directors - Directors Continuing in Office."

J. Eric Evans has served as Chief Executive Officer and director of Surgery Partners since January 2020. Mr. Evans’ biography is included elsewhere in this Proxy Statement under the heading "Proposal No. 1: Election of Directors - Directors Continuing in Office."

David T. Doherty has served as our Executive Vice President and Chief Financial Officer since February 1, 2022. Previously, Mr. Doherty was our Senior Vice President of Corporate Finance and Controller. Prior to joining Surgery Partners in 2018, Mr. Doherty held various senior financial management roles at Aetna Inc., including leading Aetna’s internal audit organization, planning and risk management, and serving as Aetna’s assistant controller. Mr. Doherty earned his CPA while working at Arthur Andersen, LLP. Mr. Doherty holds a bachelor's degree in Accounting from the University of Connecticut.

Jennifer B. Baldock has served as our Executive Vice President and Chief Administrative and Development Officer since February 2020. Previously, Ms. Baldock served as our Executive Vice President and Chief Legal Officer from May 2018 to February 2020 and, prior to that, Ms. Baldock served in various senior management roles for both Surgery Partners, Inc. and Symbion, Inc. prior to our acquisition of Symbion in November 2014. Prior to joining Symbion in 2010, she served as Assistant General Counsel for both Ambulatory Services of America and Renal Care Group. Prior to that, Ms. Baldock practiced law with Waller Lansden Dortch and Davis in Nashville, Tennessee, concentrating in corporate law with an emphasis on healthcare mergers and acquisitions. She is also a Certified Public Accountant (inactive). Ms. Baldock holds a B.A. in Economics and Accounting from Lipscomb University and a J.D. from the University of Alabama.

Marissa A. Brittenham has served as our Executive Vice President and Chief Strategy Officer since January 2022. Previously, Ms. Brittenham led Growth at Cityblock Health and Medicaid Partnerships at Evolent Health (NYSE: EVH) and was an Associate Partner at McKinsey & Company. She received a bachelor’s degree in Ethics, Politics and Economics from Yale University and earned her JD/ MBA from University of Pennsylvania Carey Law School and the Wharton School.

Danielle Burkhalter has served as Chief Human Resources Officer since February 2023 and became an Executive Vice President in March 2024. Prior to this role, Ms. Burkhalter was our Vice President of Talent leading talent initiatives across the Company. Prior to joining Surgery Partners in 2018, Ms. Burkhalter held various Human Resources roles at UnityPoint Health, one of the nation’s most integrated health systems with numerous clinics, hospitals and home care areas of service in metropolitan and rural communities throughout Iowa, Illinois, and Wisconsin. Ms. Burkhalter graduated from Simpson College and earned her master’s from The University of Alabama.

Harrison R. Bane has served as President of the American Group since September 2022. Prior to joining Surgery Partners, from September 2020 to August 2022, Mr. Bane served as president for Steward Health Care’s North Region, encompassing 14 acute care hospitals, a large multispecialty physician group, and an ACO with nearly 500,000 lives. From February 2018 to August 2020, he served as president of a Steward Health Care hospital. From July 2016 to January 2018, he led the system wide integration of value-based care at fourteen skilled nursing facilities, three adult day health centers and two assisted living facilities for a private, for-profit system. Mr. Bane is a graduate of Middlebury College, and earned his master’s from the Tuck School of Business and Geisel School of Medicine at Dartmouth.

Anthony W. Taparo has served as our Chief Growth Officer since August 2019. Previously, Mr. Taparo served as our Atlantic Group President from our acquisition of Symbion in November 2014 to August 2019. Mr. Taparo previously served as President of Symbion's Atlantic Group since 2006 and as Regional Vice President for Symbion from 1999 to 2006. Prior to joining Symbion, Mr.

Taparo served as Chief Operating Officer of Columbia Physician Services. Mr. Taparo holds a B.A. in Accounting from Indiana State University.

Bradley R. Owens has served as our National Group President since December 2019. Previously, Mr. Owens served as the Senior Vice President Operations - CFO for Arete Health from April 2019 to December 2019. He previously held several positions at LifePoint Hospitals, including Western Group Chief Operating Officer (COO), Vice President Clinical and Business Informatics, COO of the Continental Division, Operations CFO and American Division Chief Financial Officer (CFO). Prior to his time at LifePoint Hospitals, he worked at HCA Healthcare as CFO for three east coast hospitals. Mr. Owens holds a B.S. in Accounting from Marshall University and a Master of Health Administration degree from Ohio University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") is designed to provide an overview of our compensation philosophy and objectives, our compensation programs, and our decision making processes as they relate to our named executive officers for the year ended December 31, 2023.

This discussion is intended to, among other things, help our stockholders understand the information provided in the compensation tables included in this Proxy Statement, and to put that information in the context of our overall compensation program for our NEOs.

Pursuant to SEC rules, our NEOs for 2023 were:

Named Executive Officer	Title
J. Eric Evans	Chief Executive Officer
David T. Doherty	Executive Vice President and Chief Financial Officer
Jennifer B. Baldock	Executive Vice President, Chief Administrative and Development Officer
Marissa A. Brittenham	Executive Vice President and Chief Strategy Officer
Bradley R. Owens	President, National Group
Overview of 2023 Company Performance
The following summary of the Company's performance is intended to provide additional context for the compensation of the NEOs in 2023. We ended 2023 and entered 2024 with strong momentum and continued confidence in the Company's long-term growth potential. Our NEOs were instrumental in helping us drive Company performance results in 2023, and in assessing our competitive position and shaping a plan that will best position us for continued growth in 2024 and beyond.

We present below key business highlights to assist our stockholders in understanding the compensation decisions made with respect to our NEOs that relate to 2023 performance. Key performance highlights from 2023 include:

•Revenues increased 8.0% over 2022 to $2.74 billion.

•Days adjusted same-facility revenues increased 11.3% from 2022.

•Net loss attributable to common stockholders of $11.9 million, resulting in a net loss per share of $0.09.

•Adjusted EBITDA increased 15.2% from 2022 to $438.1 million.

Overview of Our Executive Compensation Objectives and Pay-for-Performance Philosophy

Our executive compensation program reflects the Company’s commitment to pay-for-performance and to align the interests of the Company’s management with those of our stockholders. In addition, our executive compensation program is designed to encourage our executives to take actions that support the Company’s short-term financial goals while sustaining the incentive to achieve strong stockholder value creation over the long term.

Our long-term success is based on achieving key strategic, financial and operational goals each year. To drive achievement of and align focus with these goals, our executive compensation program is designed to:

•Attract, retain and motivate talented executives with significant industry knowledge and the experience and leadership capability necessary for our corporate success.

•Align the interests of our NEOs with those of our stockholders by delivering a substantial portion of each officer's compensation through incentives that drive long-term enterprise value.

•Provide a strong link between pay and performance by weighting total direct compensation toward performance-based incentive compensation that promotes achievement of short-term performance with annual cash incentive awards and supports long-term business objectives with performance-based equity grants.

Compensation Policies and Practices

We maintain the following compensation policies and practices that reflect our pay-for-performance philosophy and support long-term stockholder value:

•Well-Balanced Compensation Program. The structure of our executive compensation program includes a balanced mix of cash and equity compensation with a strong emphasis on performance-based and at-risk compensation.

•Capped Annual Incentive Award Opportunities. The value of our NEOs' incentive awards is determined by performance-based metrics that promote long-term stockholder value. Additionally, for 2023, although there is not a specific performance metric tied to clinical quality, the Compensation Committee used its discretionary authority to emphasize clinical quality in determining the level of award payout achieved by our NEOs.

•Performance-Based Long-Term Incentives. To align pay with performance, 50% of our long-term incentive awards for NEOs granted in 2023 were subject to vesting based on key financial performance objectives.

•Multi-Year Vesting Periods. To enhance retention and alignment with stockholders' interests, our long-term incentive awards are comprised of time-based and performance-based equity awards that vest over multiple years, including recent performance-based equity awards that cliff vest after three years.

•Independent Decision Makers. Members of our Compensation Committee are independent and the committee works closely with an independent compensation consultant to monitor trends and best practices.

•Competitive Compensation Practices. The competitiveness of our executive compensation program is determined by comparison to a group of peer companies that are comparable based on industry, revenue, market capitalization and other factors.

•Double-Trigger Change in Control Benefits. Options and restricted stock grants are subject to "double-trigger" vesting in connection with a change in control (i.e., awards that require a qualifying termination of employment in addition to a change in control in order to become fully vested).

•Limited Perquisites. We provide our NEOs with limited perquisites that are narrowly tailored to enhance our retention of talent over the long term.

•Share Ownership and Retention Guidelines. In order to demonstrate alignment of the interests of management and the directors with the stockholders of the Company, we have share ownership and retention guidelines applicable to the NEOs and non-employee directors.

•Clawback Policy. We adopted an Executive Compensation Recovery Policy regarding the recovery of erroneously awarded incentive-based compensation received by executive officers under certain circumstances which is administered by the Compensation Committee.

Compensation Framework and Process

Role of the Compensation Committee in Compensation Decisions

Our Compensation Committee oversees our total compensation philosophy, compensation programs, equity incentive programs and benefit plans, and is responsible for reviewing and approving, or recommending that the Board approve, as applicable, all components of our executive compensation program. Our Compensation Committee reviews and recommends the compensation of our Chief Executive Officer. After considering the assessment and recommendation of the Chief Executive Officer, our Compensation Committee determines and approves compensation decisions relating to our other NEOs.

Role of the Independent Compensation Consultant

For 2023, our Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook"), an independent compensation consulting firm, to provide advice on executive compensation matters, including the types, levels and the competitiveness of our programs. FW Cook reports directly to our Compensation Committee and interacts with management at the Compensation Committee's direction. Our Compensation Committee and its chairperson have regular opportunities to meet with FW Cook in executive sessions without management present. The Compensation Committee considered the independence of FW Cook in light of current SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

Role of our Chief Executive Officer

Our Chief Executive Officer annually reviews the performance of the other NEOs, after which the Chief Executive Officer presents his conclusions and recommendations to the Compensation Committee for approval. Our Compensation Committee has absolute discretion as to whether it approves the recommendations of the Chief Executive Officer or makes adjustments, as it deems appropriate. The Chief Executive Officer may also work with the Compensation Committee to gather and compile data needed for benchmarking purposes or for other analysis conducted by the Compensation Committee's independent consultants and advisors.

Benchmarking

Our Compensation Committee reviews competitive data for comparable executive positions in the market. External market data is used by the Compensation Committee as a point of reference in its executive pay decisions in conjunction with financial and individual performance data. The Compensation Committee reviews compensation information disclosed by a peer group of comparably sized companies with which we compete for business and executive talent and information derived from published survey data that compares the elements of each executive officer's target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information for the Compensation Committee and size-adjusts the published survey data to reflect our size in relation to the survey participants to more accurately reflect the scope of responsibility for each NEO.

The Compensation Committee, in consultation with FW Cook, annually reviews and selects the peer companies, which generally consist of publicly-traded healthcare companies. The peer group companies selected for purposes of analyzing and determining the compensation of our executive officers, including our NEOs, were selected primarily based upon the following criteria: (i) similar business operations/industry/competitors for investor capital, (ii) comparable sales, market capitalization and profitability levels, and (iii) competitors for executive talent.

The Compensation Committee worked with FW Cook to evaluate our peer group and selected the following companies as our peer group for 2023 primarily because they are similar healthcare companies with revenues between approximately 1/3 and three times our pro-forma sales estimate of $2 billion:

Acadia Healthcare Company, Inc.	Encompass Health Corporation	Premier, Inc.
Amedisys, Inc.	The Ensign Group, Inc.	RadNet, Inc.
AMN Healthcare Services, Inc.	ModivCare Inc.	Select Medical Holdings Corp
Brookdale Senior Living Inc.	Option Care Health, Inc.
Chemed Corporation	Pediatrix Medical Group, Inc.
Elements of Named Executive Officer Compensation
The following is a discussion of the primary elements of compensation for each of our NEOs for 2023, which consisted of the following:

Element	Description	Primary Objectives
Base Salary	● Fixed cash payments paid over the fiscal year	● Attract and retain key talent ● Provide competitive compensation ● Recognize experience and performance
Short-Term Incentives	● Performance-based annual cash and equity incentives	● Promote and reward achievement of the Company's annual financial and strategic objectives
Long-Term Incentives	● Restricted stock ● Performance restricted stock units	● Retain and motivate senior management over a multi-year vesting period ● Tie value earned to achievement of the Company's long-term goals
Retirement and Welfare Benefits	● 401(k) Plan ● Supplemental executive retirement plan ● Medical, dental, vision, life insurance and disability insurance	● Provide tax-efficient retirement savings ● Provide tax-efficient opportunity to supplement retirement savings ● Provide competitive health and welfare benefits
Perquisites	● Cell phone allowance	● Provide competitive ancillary benefits
Severance Benefits	● Cash and non-cash payments and benefits upon an involuntary termination of employment	● Provide protection in the event of an involuntary termination of employment

The Compensation Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or "at risk" compensation, such as short-term cash and equity incentives. However, our Compensation Committee places a significant portion of total direct compensation for the NEOs at risk. At risk compensation under the Company’s annual cash incentives plan (the "Cash Incentive Plan") incentivizes our NEOs to reach or exceed desired financial operating goals. Moreover, at risk equity compensation under the Company's 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020, as amended (the "Omnibus Incentive Plan"), incentivizes our NEOs because the full benefit of equity-based compensation cannot be realized unless our NEOs are able to grow the value of our stock over multiple years.

Base Salary

It is a part of the Company's compensation philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable companies based on each employee's experience, performance and any other unique factors or qualifications. Generally, the Company has chosen to position cash compensation in a range around market median levels in order to remain competitive in attracting and retaining executive talent. FW Cook provides the Compensation Committee with benchmarking data, and our NEOs are provided with a base salary within the market benchmarked range based on their unique situation. Actual base salaries paid vary within a range based on performance over time. Our Compensation Committee reviews the base salaries of our NEOs on an annual basis, and takes into consideration the following factors when determining whether such amounts should be adjusted:

•the executive's performance;

•the performance of the Company;

•the impact of the executive's performance on the individual businesses or corporate functions for which the executive is responsible;

•the nature and importance of the executive's position and role within the Company;

•the scope of the executive's responsibility;

•the market data provided by the independent compensation consultant; and

•the current compensation package in place for the executive, including the executive's current annual salary and potential bonus awards under the Company's bonus plan.

The annual base salaries for applicable NEOs for 2022 and 2023 were as follows:

Named Executive Officer	2022 Base Salary (1)	2023 Base Salary
J. Eric Evans	$1,050,000	$1,050,000
David T. Doherty	515,000	580,000
Jennifer B. Baldock	535,000	580,000
Marissa A. Brittenham (1)	N/A	475,000
Bradley R. Owens	500,000	500,000
(1)Ms. Brittenham was not a named executive officer in 2022. Therefore, in accordance with SEC rules, her compensation is only disclosed for the year ended December 31, 2023.

In February 2024, the Compensation Committee determined that the 2024 base salary for Mr. Evans would remain the same as 2023, and the 2024 base salaries for the other NEOs would be set at the following amounts: Mr. Doherty - $650,000, Ms. Baldock - $600,000, Ms. Brittenham - $500,000 and Mr. Owens - $550,000. The Compensation Committee believes that the base salary for each NEO is competitive and reasonable compared to the peer group and survey benchmark data.

Special Cash Bonuses

In acknowledgment of his efforts in connection with the successful completion of certain transactions in 2023, the Compensation Committee awarded Mr. Doherty a discretionary transaction bonus of $200,000 in cash for 2023.

Short-Term Incentive Awards

The Company maintains the Cash Incentive Plan under which our Compensation Committee determines annual cash incentives for the Company's key employees, including our NEOs, based on achievement of pre-established annual financial goals. We provide an annual award opportunity under the Cash Incentive Plan in order to tie a significant part of the overall compensation of each of our executive officers to short-term corporate goals and objectives. Payments under the Cash Incentive Plan can be paid in cash or in common stock issued under the Omnibus Incentive Plan.

2023 Awards

The target bonus opportunity for each of our NEOs is based on a percentage of base salary, is established based on each NEO's respective level of management responsibility and is based on the achievement of certain established goals. For 2023, the target bonus opportunity as a percentage of base salary for each of our NEOs was as follows: Mr. Evans - 120%, Mr. Doherty - 85%, Ms. Baldock - 85%, Ms. Brittenham - 60% and Mr. Owens - 65%.

For 2023, the Compensation Committee determined that the primary financial metric to be measured for purposes of determining the annual cash awards payable to our NEOs would be Adjusted EBITDA. In addition to Adjusted EBITDA, other metrics are applicable to certain NEOs as described below. In February 2023, the Compensation Committee established 2023 Adjusted EBITDA performance levels. Performance levels were set relative to the prior fiscal year's actual results and current fiscal year projections. The threshold performance level is the minimum performance level required for a payout under the Cash Incentive Plan, and the maximum performance level is the maximum payout. Performance targets are set with the intent that achievement will enhance stockholder value.

2023 Cash Incentive Plan Performance Goals	Threshold	Target	Maximum
Adjusted EBITDA (in millions)	$399.0	$420.0	$436.8
Payout	25%	100%	200%
If the Company's Adjusted EBITDA for 2023 is equal to or greater than $399.0 million, but less than $420.0 million, then the percentage of the target award that may be earned will be determined using a straight line interpolation between 25% and 100%. If the Company’s Adjusted EBITDA is equal to or greater than $420.0 million, but less than $436.8 million, the percentage of the target award that shall become earned will be determined using a straight line interpolation between 100% and 200%.

With respect to Messrs. Evans and Doherty and Ms. Brittenham, the target bonus opportunity for 2023 is earned solely based on the Company's Adjusted EBITDA performance goals. With respect to Ms. Baldock’s target bonus opportunity for 2023, 50% is earned based on the Company’s Adjusted EBITDA performance goals and 50% is earned based on the achievement of certain goals associated with the Company’s acquisition and divestiture activity. With respect to Mr. Owens target bonus opportunity for 2023, 50% is earned based on the Company’s Adjusted EBITDA performance goals and 50% is earned based on the achievement of performance goals specific to the National Group over which Mr. Owens is President. Similar to the Adjusted EBITDA performance goal, each of Ms. Baldock and Mr. Owens may earn above the target award applicable to their specific roles. Notwithstanding the foregoing, if the Company's Adjusted EBITDA is less than the threshold, no cash incentive award may be earned by the NEOs.

For 2023, the Company's Adjusted EBITDA was $438.1 million. However, after evaluating the Company's 2023 performance, the Compensation Committee determined that, while the Company's Adjusted EBITDA exceeded the targeted and maximum level of performance, the varying levels of performance across the Company justified aggregate incentive payments below the targeted amounts (rather than 100%). As a result, the NEOs earned the following incentive payments:

Named Executive Officer	2023 Cash Incentive Award Earned
J. Eric Evans	$1,000,000
David T. Doherty	345,000
Jennifer B. Baldock	519,050
Marissa A. Brittenham	200,000
Bradley R. Owens	300,000

2024 Awards
In February 2024, the Compensation Committee established incentive award opportunities for 2024 for our NEOs under the Cash Incentive Plan. The Compensation Committee determined that 70% of the award would be based on the Company's Adjusted EBITDA, 15% of the award would be based on the Company's Net Revenue and 15% of the award would be based on the Company's Free Cash Flow, as well as other metrics applicable to certain NEOs described below.

The target amount that may be earned by each NEO for 2024 under the Cash Incentive Plan is set forth below:

Named Executive Officer	2024 Short-Term Incentive Award Target
J. Eric Evans	$1,260,000
David T. Doherty	650,000
Jennifer B. Baldock	600,000
Marissa A. Brittenham	350,000
Bradley R. Owens	385,000
If the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow for the year ending December 31, 2024 is equal to or greater than the threshold for each metric, but less than the target range for each metric, then the percentage of the target award related to Adjusted EBITDA, Net Revenue and Free Cash Flow that may be earned will be determined using a straight line interpolation between 25% and 100% of the target award for each metric. Additionally, up to 200% of the target award related to Adjusted EBITDA, Net Revenue and Free Cash Flow can be earned depending on the extent to which the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow exceeds the target for each metric. If the Company's Adjusted EBITDA, Net Revenue or Free Cash Flow is less than the applicable threshold for such metric, then the portion of the cash incentive award related to such metric would not be earned.

Each of Mr. Evans', Mr. Doherty's, Ms. Baldock's and Ms. Brittenham's target bonus opportunity for 2024 is earned solely based on the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow performance goals. As described above, if the Company's Adjusted EBITDA, Net Revenue or Free Cash Flow is less than the applicable threshold for such metric, then the portion of the cash incentive award related to such metric would not be earned.

With respect to Mr. Owens target bonus opportunity for 2024, 50% is earned based on the Company’s Adjusted EBITDA, Net Revenue and Free Cash Flow performance as described above and 50% is earned based on the achievement of performance goals specific to the National Group over which Mr. Owens is President. As described above, if the Company's Adjusted EBITDA, Net Revenue or Free Cash Flow is less than the applicable threshold for such metric, then the portion of the cash incentive award related to such metric would not be earned. Additionally, with respect to the 50% portion of the cash incentive award related to Mr. Owens' performance-specific target as President of National Group, no cash incentive award may be earned if at least 25% of the target is not achieved.
Long-Term Incentive Awards
Our long-term equity incentive program is designed to reward our NEOs for Company performance, drive sustainable, long-term growth for our Company and our stockholders, and reinforce retention.
2023 Annual Awards
Each of our NEOs received equity grants in 2023 under the Omnibus Incentive Plan. Except as otherwise described herein, the long-term incentive award opportunity for each of our NEOs for 2023 is shown in the table below:

Named Executive Officer	Time-based restricted stock		PSUs (at Threshold)
	$ value	# shares of common stock	$ value	# units of common stock
J. Eric Evans	2,200,000	66,950	2,200,000	66,950
David T. Doherty	700,000	21,302	700,000	21,302
Jennifer B. Baldock	600,000	18,259	600,000	18,259
Marissa A. Brittenham	250,000	7,608	250,000	7,608
Bradley R. Owens	400,000	12,172	400,000	12,172
For our annual grants in 2023, the Compensation Committee generally determined that 50% of the grant date value to be delivered under the Company's long-term equity incentive program would consist of time-based restricted stock and the remaining 50% would consist of Performance Stock Units ("PSUs").

The time-based restricted stock awards vest in increments of one-third on each of the first, second and third anniversaries of the date of grant, generally subject to the executive's continued employment. The Compensation Committee believes that grants of time-based restricted stock foster employee share ownership, align the interests of our NEOs with those of our stockholders, and enhance retention by requiring continued employment over a period of years.

The PSUs provide our NEOs with the opportunity to earn a specified number of shares of common stock based on a one-time vesting on the third anniversary of the grant date if certain performance criterion is achieved during the three-year period. This creates a three-year incentive and alignment period.

For the PSUs awarded during 2023, the Compensation Committee set the threshold performance level as Adjusted EBITDA of $535.9 million by December 31, 2025 (the “Performance Period End Date”). If Adjusted EBITDA on the Performance Period End Date is equal to or greater than $535.9 million, but less than $550.2 million, then 100% of the award may be earned. If Adjusted EBITDA on the Performance Period End Date is equal to or greater than $550.2 million, but less than $564.9 million, then 200% of the award may be earned. If Adjusted EBITDA is $564.9 million or more on the Performance Period End Date, then 300% of the award may be earned. The number of shares earned by the NEOs pursuant to the PSUs awarded during 2023 will not be determinable until the Performance Period End Date.

2023 Special Awards

In March 2023, the Compensation Committee determined to grant additional special long-term equity-based incentive awards to Mr. Doherty, Ms. Baldock and Ms. Brittenham as a further retention incentive based on their key roles in the Company. The special long-term incentive award opportunity provided for a time-based restricted stock award of $1,000,000 for Mr. Doherty granting him 30,432 shares of common stock, $750,000 for Ms. Baldock granting her 22,824 shares of common stock and $500,000 for Ms. Brittenham granting her 15,216 shares of common stock. The time-based restricted stock awards have a one-time vesting on the third anniversary of the grant date, generally subject to continued employment.

2024 Annual Awards

In February 2024, the Compensation Committee utilized long-term equity-based incentive awards consisting of (i) three-year time vesting restricted stock awards (40%) and (ii) PSUs subject to Company performance with a one-time vesting on the third anniversary of the grant date if the performance criterion is achieved during the three-year period (60%). The long-term incentive award opportunity for each of our NEOs for 2024 is shown in the table below:

Named Executive Officer	Time-based restricted stock		PSUs (at Threshold)
	$ value	# shares of common stock	$ value	# units of common stock
J. Eric Evans	1,760,000	56,446	2,640,000	84,669
David T. Doherty	800,000	25,657	1,200,000	38,486
Jennifer B. Baldock	600,000	19,243	900,000	28,864
Marissa A. Brittenham	240,000	7,697	360,000	11,545
Bradley R. Owens	320,000	10,262	480,000	15,394
As with the 2023 awards, the 2024 time-based restricted stock awards vest in one-third increments on each anniversary of the date of grant, generally subject to the executive’s continued employment. With respect to the 2024 PSUs, performance is determined with respect to the achievement of an Adjusted EBITDA goal by the third anniversary of the grant date. If the Company’s Adjusted EBITDA is equal to or greater than the threshold, then the percentage of the award that may be paid out to the NEOs is 100%, and up to 300%, subject to varying levels of performance in excess of the threshold and a potential positive or negative modification by 10% based on the Company's Total Shareholder Return ("TSR") during the performance period. No shares are earned for performance below threshold. The shares that are earned will be subject to a one-time cliff vesting on the third anniversary of the grant date.

2024 Special Awards

In February 2024, the Compensation Committee also granted a one-time special time-based restricted stock award of 2,886 shares of common stock (which had a value of $90,000 as of the grant date) to Ms. Brittenham as a further retention incentive based on her key role in the Company. The time-based restricted stock award will vest over two years in equal increments on each anniversary of the grant date, generally subject to continued employment.

Retirement and Welfare Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental, vision, life and disability insurance. Our NEOs participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health and welfare plans for our NEOs.

In addition, the Company maintains a 401(k) plan in which eligible employees are permitted to participate. The Company’s 401(k) plan is a tax-qualified defined contribution retirement plan under which eligible employees may defer their eligible compensation, subject to the limits imposed by the Internal Revenue Code, and under which the Company may make discretionary matching contributions.

We also maintain the Symbion, Inc. Supplemental Executive Retirement Plan (the "SERP"), a nonqualified deferred compensation plan, for certain former management of Symbion, Inc., including Ms. Baldock. Under the SERP, participants may elect to defer up to 25% of annual base salary and up to 50% of bonus each year. Eligible employees who elect to defer are also entitled to an annual Company contribution under the SERP equal to 2% of base salary.

Severance Arrangements

The Company provides severance protection to each of our NEOs pursuant to employment agreements in the event that his or her employment is terminated by the Company without cause or he or she resigns for good reason. For a description of the severance protections provided to our NEOs please see "Executive Compensation - Potential Payments upon Termination or Change in Control" below.

Use of Non-GAAP Financial Metrics in our Executive Compensation Program

We believe that presenting certain non-GAAP measures can be helpful to investors who may wish to use some or all of this information to analyze the Company’s performance, prospects, and valuation. The items excluded from these non-GAAP metrics are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. We believe that the non-GAAP measures discussed below are appropriate for evaluating the performance of the Company for compensation-related purposes.

Adjusted EBITDA

For compensation purposes, “Adjusted EBITDA” is calculated as income before income taxes, adjusted for net income attributable to noncontrolling interests; depreciation and amortization; interest expense, net; equity-based compensation expense; transaction, integration and acquisition costs; net loss (gain) on disposals, consolidations and deconsolidations; litigation settlements and other litigation costs and other adjustments that are not related to the assessment of normal operating performance. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by our management to assess operating performance, make business decisions and allocate resources. The Committee may consider such other adjustments to the calculation of Adjusted EBITDA as it reasonably determines are appropriate in accordance with the discretion provided to the Committee under the Incentive Plan.

A reconciliation of Adjusted EBITDA to income before income taxes, the most directly comparable GAAP financial measure can be found in "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

For purposes of the calculation of 2024 Adjusted EBITDA, the Compensation Committee intends to make adjustments, in its reasonable discretion, that are appropriate to account for extraordinary corporate events. The accretive earnings resulting from any acquisitions completed during 2024 will result in an adjustment that increases the performance goal, as calculated by the Compensation Committee in its discretion. Additionally, the Compensation Committee may consider such other adjustments to the calculation of Adjusted EBITDA as it reasonably determines are appropriate in accordance with the discretion provided to the Compensation Committee under the Omnibus Incentive Plan.

Risk Management and Compensation

Our Compensation Committee believes that the Company’s compensation policies and practices are an integral part of the Board’s risk management. Our Compensation Committee considers various features of our compensation policies and practices that discourage excessive or unnecessary risk taking, including but not limited to the following:

•Appropriate pay philosophy, peer group and other market comparability data and market positioning to align with and support business objectives;

•Effective balance in:

◦Cash and equity pay mix, including the use of restricted stock, PSUs and stock options, used to focus employees on mitigating downside risk while generating long-term gains;

◦Short- and longer-term performance focus;

◦Management and Board discretion to manage pay as it deems appropriate in light of Company and industry developments; and

•Compensation Committee oversight of our compensation policies and practices to determine whether they encourage excessive risk-taking and evaluate compensation policies and practices that could mitigate any such risk.

Our Compensation Committee believes that the Company's executive compensation program does not encourage inappropriate risk-taking and the level of risk associated with the Company's compensation programs is not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to demonstrate alignment of the interests of management and the directors with the stockholders of the Company, NEO’s and non-employee directors should have and maintain a significant equity stake in the Company. As a result, we have adopted share ownership and retention guidelines applicable to the NEOs and non-employee directors, which require:

•The CEO to hold shares of Company common stock with a fair market value equal to five times their current base salary;

•Other named executive officers to hold shares of Company common stock with a fair market value equal to three times their current base salary; and

•Non-employee directors and the Executive Chairman of the Company to hold shares of Company common stock with a fair market value equal to five times their annual retainer.

The guidelines provide that all owned stock, restricted stock awards and vested performance stock unit awards count towards the ownership guidelines.

The Compensation Committee will monitor compliance with these guidelines on an annual basis. Until the minimum share ownership requirement applicable to an NEO or non-employee director is satisfied, and thereafter whenever the minimum share ownership requirement is not satisfied, such NEO or non-employee director must retain 50% of the net shares received by such person as a result of the exercise of stock options, payout of performance unit awards, or any other award under the Omnibus Incentive Plan. As of March 30, 2024, all of the Company’s NEOs and non-employee directors (other than the directors associated with Bain Capital) met the minimum share ownership guidelines, except for Ms. Brittenham, who became an NEO in 2023 and Dr. Maryland, who became a member of our Board in February 2021. The NEOs and non-employee directors (other than the directors associated with Bain Capital) must make good faith efforts to satisfy the minimum share ownership requirements described above; however, there is no specific time period in which an NEO or non-employee director must satisfy the minimum share ownership requirements.

Say-on-Pay Feedback from Stockholders

Each year, the Compensation Committee considers the results of the prior year's advisory vote as it reviews and determines the compensation packages of our NEOs. In 2023, we received support for our executive compensation program, as approximately 94% of total votes cast on the advisory vote on executive compensation voted to approve the proposal.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company's management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                            Submitted by the Compensation Committee:
                            T. Devin O'Reilly, Chairman
                            Brent Turner
                            Andrew T. Kaplan
                            John A. Deane

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes information regarding the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(5)(6)	Non-Equity Incentive Plan Compensation (7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (8)	Total
J. Eric Evans Chief Executive Officer	2023	$1,050,000	$—	$4,400,000	$1,000,000	$—	$7,600	$6,457,600
	2022	1,050,000	—	4,645,000	390,500	—	7,325	6,092,825
	2021	1,050,000	—	2,500,000	750,000	—	7,123	4,307,123
David T. Doherty Executive Vice President and Chief Financial Officer (1)	2023	567,500	200,000(3)	2,400,000	345,000	—	6,600	3,519,100
	2022	499,394	250,000(4)	1,000,000	274,238	—	6,907	2,030,539
Jennifer B. Baldock Executive Vice President, Chief Administrative and Development Officer	2023	571,346	—	1,950,000	519,050	29,999	18,300	3,088,695
	2022	508,461	—	800,000	525,940	(34,802)	15,725	1,815,324
	2021	420,000	—	600,000	452,000	34,036	16,100	1,522,136
Marissa A. Brittenham Executive Vice President and Chief Strategy Officer (2)	2023	470,192	—	1,000,000	200,000	—	7,100	1,677,292
Bradley R. Owens President, National Group	2023	500,000	—	800,000	300,000	—	7,600	1,607,600
	2022	476,923	—	1,300,000	200,000	—	7,100	1,984,023
	2021	391,923	—	600,000	390,000	—	6,800	1,388,723
_______
(1)Mr. Doherty was not a named executive officer until 2022. Therefore, in accordance with SEC rules, his compensation is only disclosed for the years ended December 31, 2023 and 2022.
(2)Ms. Brittenham was not a named executive officer until 2023. Therefore, in accordance with SEC rules, her compensation is only disclosed for the year ended December 31, 2023.
(3)Reflects a transaction bonus paid to Mr. Doherty in acknowledgment of his efforts in connection with the successful completion of certain transactions in 2023.
(4)Reflects a transaction bonus paid to Mr. Doherty in acknowledgment of his efforts in connection with the successful completion of the Company’s public equity offering in November 2022.
(5)Reflects the dollar amounts of the aggregate grant date fair value of stock and PSUs granted to our NEOs, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the time-based restricted stock awards was calculated using the closing price of our common stock on the grant date. The aggregate grant date fair value of the PSUs was determined based on the probable outcome of the applicable performance conditions associated with such award. The PSU awards were valued based on a grant date fair value of $32.86 per share (for awards granted in 2023), $54.03 per share (for awards granted in 2022), $42.04 per share (for awards granted in 2021), except that the PSU awards granted to Mr. Doherty on February 1, 2022 had a grant date fair value of $44.80 per share.
Assuming that the maximum performance goals are attained for the PSUs granted in 2023, 2022 and 2021, the aggregate grant date fair value of the annual grants of PSUs would have been:

Name	2023 PSU Awards	2022 PSU Awards	2021 PSU Awards
J. Eric Evans	$6,600,000	$6,000,000	$1,875,000
David T. Doherty	2,100,000	1,200,000	N/A
Jennifer B. Baldock	1,800,000	1,200,000	450,000
Marissa A. Brittenham	750,000	N/A	N/A
Bradley R. Owens	1,200,000	1,200,000	400,000

The underlying valuation assumptions for PSUs are further disclosed in footnotes to our consolidated financial statements filed with our annual reports on Form 10-K for the years ended December 31, 2023, 2022 and 2021.
(6)In connection with our public equity offering on November 21, 2022, Mr. Evans agreed to receive $500,000 of any 2022 annual cash incentive bonus earned in shares of our common stock, valued at the public offering price paid by purchasers in the offering ($24.50 per share). As a result, upon the Board’s determination that Mr. Evans had earned an aggregate annual cash incentive award of $890,500, the award was settled on March 24, 2023 with (i) the payment of $390,500 in cash and (ii) the issuance of 20,408 shares of common stock ($500,000 divided by $24.50) with a grant date fair value of approximately $645,000.
(7)Reflects the dollar amounts of cash incentives earned by our NEOs under our Cash Incentive Plan. Please refer to the section titled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Short-Term Incentive Awards" above for additional details regarding our cash incentive program. Does not include awards under the Cash Incentive Plan for which shares of common stock have been issued in lieu of cash incentive payments, which awards are included in the “Stock Awards” column of the Summary Compensation Table.
(8)Reflects the items set forth in the table below, as applicable to each NEO:

Name	Year	Company 401(k) match contributions (a)	Company contributions under the SERP (b)	Other (c)	Total
J. Eric Evans	2023	$6,600	$—	$1,000	$7,600
	2022	6,100	—	1,225	7,325
	2021	5,800	—	1,323	7,123
David T. Doherty	2023	6,600	—	—	6,600
	2022	5,907	—	1,000	6,907
Jennifer B. Baldock	2023	6,600	10,700	1,000	18,300
	2022	6,100	8,400	1,225	15,725
	2021	5,800	8,400	1,900	16,100
Marissa A. Brittenham	2023	6,600	—	500	7,100
Bradley R. Owens	2023	6,600	—	1,000	7,600
	2022	6,100	—	1,000	7,100
	2021	5,800	—	1,000	6,800
_______
(a)Reflects Company matching contributions to the Company's 401(k) Plan which is a broad-based tax-qualified defined contribution plan.
(b)Reflects Company contributions to the Symbion, Inc. Supplemental Executive Retirement Plan, a nonqualified deferred compensation plan.
(c)Reflects cell phone reimbursement and Company contributions to the NEOs health savings accounts for the applicable year.

2023 Grants of Plan-Based Awards
The following table sets forth information regarding grants of non-equity and equity-based awards granted to each of our NEOs during the year ended December 31, 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock (# of shares)	Grant Date fair value of stock and option awards
Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
J. Eric Evans	Cash Incentive	—	$315,000	$1,260,000	$2,520,000	—	—	—	—	$—
	Restricted Stock (2)	3/2/23	—	—	—	—	—	—	66,950	2,200,000 (5)
	PSUs (3)	3/2/23	—	—	—	66,950	133,900	200,850	—	2,200,000 (6)
David T. Doherty	Cash Incentive	—	123,250	493,000	986,000	—	—	—	—	—
	Restricted Stock (4)	3/2/23	—	—	—	—	—	—	30,432	1,000,000 (5)
	Restricted Stock (2)	3/2/23	—	—	—	—	—	—	21,302	700,000 (5)
	PSUs (3)	3/2/23	—	—	—	21,302	42,604	63,906	—	700,000 (6)
Jennifer B. Baldock	Cash Incentive	—	123,250	493,000	986,000	—	—	—	—	—
	Restricted Stock (4)	3/2/23	—	—	—	—	—	—	22,824	750,000 (5)
	Restricted Stock (2)	3/2/23	—	—	—	—	—	—	18,259	600,000 (5)
	PSUs (3)	3/2/23	—	—	—	18,258	36,518	54,777	—	600,000 (6)
Marissa A. Brittenham	Cash Incentive	—	71,250	285,000	570,000	—	—	—	—	—
	Restricted Stock (4)	3/2/23	—	—	—	—	—	—	15,216	500,000 (5)
	Restricted Stock (2)	3/2/23	—	—	—	—	—	—	7,608	250,000 (5)
	PSUs (3)	3/2/23	—	—	—	7,608	15,216	22,824	—	250,000 (6)
Bradley R. Owens	Cash Incentive	—	81,250	325,000	650,000	—	—	—	—	—
	Restricted Stock (2)	3/2/23	—	—	—	—	—	—	12,172	400,000 (5)
	PSUs (3)	3/2/23	—	—	—	12,172	24,344	36,516	—	400,000 (6)
_______
(1)Reflects annual cash incentive opportunities granted under our Cash Incentive Plan. Each NEO was eligible to receive a target annual bonus that is equal to a percentage of his or her annual base salary. For 2023, the target bonus opportunity as a percentage of base salary for each of our NEOs was as follows: Mr. Evans - 120%, Mr. Doherty - 85%, Ms. Baldock - 85%, Ms. Brittenham - 60% and Mr. Owens - 65%. See "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Short-Term Incentive Awards" for additional information.
(2)Reflects grants of restricted stock awards to our NEOs under our equity incentive plan, as described in "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2023 Annual Awards" above. Each restricted stock award will vest as to one-third of the award on each of the first, second and third anniversaries of the date of grant, generally contingent upon continued employment through each such vesting date (except as expressly provided in the award agreement evidencing the grant of such restricted stock award).
(3)Reflects the threshold, target and maximum future payouts under the PSUs granted to our NEOs under our equity incentive plan. PSUs provide our NEOs with the opportunity to earn a specified number of shares of common stock subject to a cliff vesting based on achievement of certain Company performance objectives over a three-year period, thereby creating a three-year incentive and alignment period. For a description of the PSU vesting terms, see "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2023 Annual Awards."
(4)Reflects grants of restricted stock awards to the NEO under our equity incentive plan, as described in "Compensation Discussion and Analysis - Long-Term Incentive Awards - 2023 Special Awards" above. Each restricted stock award is subject to a one-time vesting on the third anniversary of the grant date, generally contingent upon continued employment through such vesting date (except as expressly provided in the award agreement evidencing the grant of such restricted stock award).
(5)Reflects the aggregate grant date fair value of time-based restricted stock awards granted to our NEOs in 2023, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the time-based restricted stock awards was calculated using the closing price of a share of the Company's common stock on the date of grant.
(6)Reflects the aggregate grant date fair value of PSUs granted to NEOs in 2023, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the PSUs was determined based on the probable outcome of the applicable performance conditions associated with such award. The award was valued using the closing price of a share of the Company's common stock on the date of grant.
Narrative Disclosure to Summary Compensation Table and 2023 Grants of Plan-Based Awards Table
We have entered into employment agreements with each of our NEOs. A summary of certain terms follows:

J. Eric Evans. Pursuant to Mr. Evans' employment agreement, as amended, an annual base salary was established, subject to adjustment at the discretion of our Compensation Committee, and he is eligible to receive an annual bonus with a target amount equal to $750,000. For information regarding Mr. Evans' base salary and bonus eligibility in 2023, please see "Compensation Discussion and Analysis." Mr. Evans is eligible to participate in the Company's employee benefit programs for senior executives. Mr. Evans is entitled to benefits upon certain terminations of employment, as described in "Executive Compensation - Potential Payments upon Termination or Change in Control" below.

David T. Doherty. Pursuant to Mr. Doherty’s employment agreement, an annual base salary was established, subject to adjustment at the discretion of the Board or our Compensation Committee, and he is eligible to receive an annual bonus with a target amount equal to 75% of his base salary. For information regarding Mr. Doherty’s base salary and bonus eligibility in 2023, please see "Compensation Discussion and Analysis." Mr. Doherty’s is eligible to participate in the Company’s employee benefit programs for senior executives. For a description of the payments and benefits Mr. Doherty may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below.

Jennifer B. Baldock. Pursuant to Ms. Baldock's amended and restated employment agreement, an annual base salary was established, subject to adjustment at the discretion of the Board or the Compensation Committee. Ms. Baldock is also eligible to earn an annual cash bonus based on the achievement of certain performance goals with a target of 60% of her base salary. For information regarding Ms. Baldock’s base salary and bonus eligibility in 2023, please see "Compensation Discussion and Analysis." Ms. Baldock is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Ms. Baldock may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below.

Marissa A. Brittenham. Pursuant to Ms. Brittenham’s employment agreement, an annual base salary was established, subject to adjustment at the discretion of the Board or the Compensation Committee. Ms. Brittenham is also eligible to earn an annual cash bonus based on the achievement of certain performance goals with a target of 60% of his base salary. For information regarding Ms. Brittenham’s base salary and bonus eligibility in 2023, please see "Compensation Discussion and Analysis." Ms. Brittenham is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Ms. Brittenham may be entitled to in connection with a termination of employment, see "-Potential Payments upon Termination or Change in Control" below.

Bradley R. Owens. Pursuant to Mr. Owens' employment agreement, an annual base salary was established, subject to adjustment at the discretion of the Board or the Compensation Committee. Mr. Owens is eligible to earn an annual cash bonus based on the achievement of certain performance goals with a target of 60% of his base salary. For information regarding Mr. Owens’ base salary and bonus eligibility in 2023, please see "Compensation Discussion and Analysis." Mr. Owens is eligible to participate in the Company’s employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Mr. Owens may be entitled to in connection with a termination of employment, see "-Potential Payments upon Termination or Change in Control" below.

In addition, each of our NEOs received equity grants under the Omnibus Incentive Plan, as described in "Short-Term Incentive Awards" and "Long-Term Incentive Awards" in the "Compensation Discussion and Analysis" section above.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (14)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not yet vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not yet vested (14)
J. Eric Evans	500,000 (1)	—	$11.54	4/1/2029	—	$—	—	$—
	—	—	—	—	4,956 (3)	158,542	—	—
	—	—	—	—	7,433 (4)	237,782	—	—
	—	—	—	—	7,433 (5)	237,782	—	—
	—	—	—	—	24,678 (6)	789,449	—	—
	—	—	—	—	66,950 (9)	2,141,731	—	—
	—	—	—	—	—	—	37,016 (11)	1,184,142
	—	—	—	—	—	—	66,950 (13)	2,141,731
David T. Doherty	—	—	—	—	1,487 (3)	47,569	—	—
	—	—	—	—	2,230 (4)	71,338	—	—
	—	—	—	—	8,928 (7)	285,607	—	—
	—	—	—	—	21,302 (9)	681,451	—	—
	—	—	—	—	30,432 (10)	973,520	—	—
	—	—	—	—	—	—	8,928 (12)	285,607
	—	—	—	—	—	—	21,302 (13)	681,451
Jennifer B. Baldock	199,500 (2)	—	13.42	3/15/2029	—	—	—	—
	—	—	—	—	1,784 (3)	57,070	—	—
	—	—	—	—	2,676 (4)	85,605	—	—
	—	—	—	—	4,936 (6)	157,903	—	—
	—	—	—	—	18,259 (9)	584,105	—	—
	—	—	—	—	22,824 (10)	730,140	—	—
	—	—	—	—	—	—	7,403 (11)	236,822
	—	—	—	—	—	—	18,259 (13)	584,105
Marissa A. Brittenham	—	—	—	—	7,068 (7)	226,105	—	—
	—	—	—	—	7,608 (9)	243,380	—	—
	—	—	—	—	15,216 (10)	486,760	—	—
	—	—	—	—	—	—	8,370 (12)	267,756
	—	—	—	—	—	—	7,608 (13)	243,380
Bradley R. Owens	—	—	—	—	1,586 (3)	50,736	—	—
	—	—	—	—	2,379 (4)	76,104	—	—
	—	—	—	—	4,936 (6)	157,903	—	—
	—	—	—	—	9,254 (8)	296,035	—	—
	—	—	—	—	12,172 (9)	389,382	—	—
	—	—	—	—	—	—	7,403 (11)	236,822
	—	—	—	—	—	—	12,172 (13)	389,382
_______
(1)Represents non-qualified stock options granted on April 1, 2019 to Mr. Evans in connection with the commencement of his employment with the Company, which became fully vested on December 31, 2022.
(2)Represents non-qualified stock options granted on March 15, 2019, in exchange for the cancellation of previously issued LPUs. The non-qualified stock options became fully vested on December 31, 2022.

(3)Represents remaining one-third of restricted stock awards granted on March 10, 2021, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(4)Represents remaining one-half of PSUs granted on March 10, 2021, which were deemed earned on February 10, 2022 of which one-half vest on each February 10, 2023 and 2024.
(5)Represents remaining one-half of special PSUs granted on March 10, 2021, which were deemed earned on February 10, 2022 of which one-half vest on each February 10, 2023 and 2024.
(6)Represents remaining two-thirds of restricted stock awards granted on March 11, 2022, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(7)Represents remaining two-thirds of restricted stock awards granted on February 1, 2022, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(8)Represents special restricted stock awards granted on March 11, 2022, of which one-half of the original award vests upon the second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(9)Represents restricted stock awards granted on March 2, 2023, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(10)Represents special restricted stock awards granted on March 2, 2023, which are subject to a one-time cliff vesting on the third anniversary of the date of grant, generally subject to continued employment through the vesting date.
(11)Represents PSUs granted (at target) on March 11, 2022, which vest on the third anniversary of the grant date if certain performance criterion is achieved during the three-year period.
(12)Represents PSUs granted (at target) on February 1, 2022, which vest on the third anniversary of the grant date if certain performance criterion is achieved during the three-year period.
(13)Represents PSUs granted on March 2, 2023, which vest as set forth in the section titled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2023 Annual Awards."
(14)Based on the closing price of a share of our common stock on December 29, 2023 of $31.99, except as otherwise indicated.

2023 Option Exercises and Stock Vested
The following table sets forth information regarding stock awards that vested for our NEOs during the year ended December 31, 2023. No options were exercised by our NEOs during the year ended December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
J. Eric Evans	32,603 (1)	$987,545
	48,905 (2)	1,707,763
	4,955 (3)	157,123
	7,433 (4)	235,700
	7,433 (5)	247,222
	7,433 (6)	247,222
	12,338 (7)	373,718
	20,408 (8)	645,913
David T. Doherty	6,521 (1)	197,521
	9,781 (2)	341,553
	431 (9)	14,654
	1,487 (3)	47,153
	2,230 (5)	74,170
	4,464 (10)	148,205
Jennifer B. Baldock	11,737 (1)	355,514
	17,606 (2)	614,802
	1,784 (3)	56,571
	1,784 (4)	56,571
	2,676 (5)	89,004
	2,467 (7)	74,725
Marissa A. Brittenham	3,534 (10)	117,329
Bradley R. Owens	9,520 (1)	288,361
	14,280 (2)	498,658
	1,586 (3)	50,292
	2,379 (4)	75,438
	2,378 (5)	79,092
	2,467 (7)	74,725
_______
(1)Represents one-third of the award of restricted stock granted on March 13, 2020 that vested on March 13, 2023. The closing price per share of our common stock on March 10, 2023 (the last trading date prior to the vesting date) was $30.29.
(2)Represents PSUs granted on March 13, 2020 that became earned as of February 24, 2021, and of which one-half vested on February 24, 2023. The closing price per share of our common stock on February 23, 2023 (the last trading date prior to the vesting date) was $34.92.
(3)Represents one-third of the award of restricted stock granted on March 10, 2021 that vested on March 10, 2023. The closing price per share of our common stock on March 9, 2023 (the last trading date prior to the vesting date) was $31.71.
(4)Represents one-half of the award of restricted stock granted on March 10, 2021 that vested on March 10, 2023. The closing price per share of our common stock on March 9, 2023 (the last trading date prior to the vesting date) was $31.71.
(5)Represents PSUs granted on March 10, 2021 that became earned as of February 10, 2022, and of which one-half vested on February 10, 2023. The closing price per share of our common stock on February 9, 2023 (the last trading date prior to the vesting date) was $33.26.

(6)Represents special PSUs granted on March 10, 2021 that became earned as of February 10, 2022, and of which one-half vested on February 10, 2023. The closing price per share of our common stock on February 9, 2023 (the last trading date prior to the vesting date) was $33.26.
(7)Represents one-third of the award of restricted stock granted on March 11, 2022 that vested on March 11, 2023. The closing price per share of our common stock on March 10, 2023 (the last trading date prior to the vesting date) was $30.29.
(8)Represents unrestricted common stock granted on March 24, 2023. In connection with our public equity offering on November 21, 2022, Mr. Evans agreed to receive $500,000 of any 2022 annual cash incentive bonus earned in shares of our common stock, valued at the public offering price paid by purchasers in the offering ($24.50 per share). The closing price per share of our common stock on March 23, 2023 (the last trading date prior to the grant date) was $31.65.
(9)Represents one-third of the award of restricted stock granted on August 28, 2020 that vested on August 28, 2023. The closing price per share of our common stock on August 25, 2023 (the last trading date prior to the vesting date) was $34.00.
(10)Represents one-third of the award of restricted stock granted on February 1, 2022 that vested on February 1, 2023. The closing price per share of our common stock on January 31, 2023 (the last trading date prior to the vesting date) was $33.20.
Nonqualified Deferred Compensation
The following table sets forth information regarding the value of accumulated benefits of our NEOs under our nonqualified deferred compensation arrangements as of December 31, 2023.

Name	Executive contributions in last fiscal year (1)	Company contributions in last fiscal year (2)	Aggregate earnings in last fiscal year (3)	Aggregate withdrawals/ distributions	Aggregate balance at last fiscal year end
J. Eric Evans	$—	$—	$—	$—	$—
David T. Doherty	—	—	—	—	—
Jennifer B. Baldock	11,427	10,700	29,999	—	253,192
Marissa A. Brittenham	—	—	—	—	—
Bradley R. Owens	—	—	—	—	—
(1)Reflects contributions by each of our NEOs to the Symbion, Inc. Supplemental Executive Retirement Plan (the "SERP") during 2023.
(2)Reflects Company contributions to the SERP on behalf of each of our NEOs during 2023.
(3)Reflects aggregate earnings accrued on the accounts of each of our NEOs during 2023.
Ms. Baldock has participated in the SERP, a nonqualified deferred compensation plan sponsored by Symbion, which is an unfunded plan available to executives and certain key employees and directors of Symbion, an indirect subsidiary of the Company. Under the SERP, participants are permitted to defer up to 25% of their annual base salary and up to 50% of their bonus each year. Symbion makes a matching contribution for each participant who contributed at least 2% of base salary earned during such plan year and who was employed as of the last day of the plan year. Each Symbion contribution is subject to forfeiture for one year following the contribution. Symbion does not provide above-market or preferential earnings on deferred compensation.
Potential Payments upon Termination or Change in Control
Employment Agreement-Related Severance Benefits for our NEOs Employed at the End of 2023

As described above under the heading "Executive Compensation - Narrative Disclosure to Summary Compensation Table and 2023 Grants of Plan-Based Awards Table," we have entered into employment agreements with each of our continuing NEOs, which were amended and restated effective March 8, 2022 (except for Mr. Evans and Mr. Doherty). Each of our NEOs is entitled to receive certain benefits upon a qualifying termination of employment and/or upon certain change in control transactions accompanied by a qualifying termination of employment within a certain period of time following such transaction. The following discussion is based on the employment agreements in effect as of December 31, 2023. The employment agreements provide for severance upon a termination of employment by us without cause or by the executive for good reason, in each case conditioned on the executive's timely and effective execution of a release of claims acceptable to the Company, and other customary terms and conditions.

Each of our NEOs (except Mr. Evans) is entitled to severance consisting of 12 months of continued base salary, an amount equal to their target bonus payable within three months following the end of the fiscal year of termination, and continued health and welfare plan benefits at the same cost to such NEO as if the NEO were an active employee of the Company during the severance period. Under the employment agreements with each of our NEOs, if a qualifying termination occurs within the 90 days prior to or 12 months following a change in control, the executive is entitled to be paid the severance benefits described above in a single lump-sum payment no later than 30 days following termination.

Mr. Evans is entitled to severance consisting of 12 months of continued base salary, an amount equal to his target bonus payable when such bonuses are paid to employees, and 12 months of COBRA coverage following the date of such termination at no cost to Mr. Evans during the severance period.

In addition, if Ms. Baldock’s, Ms. Brittenham's, Mr. Owens’ or Mr. Doherty’s employment is terminated without cause or for good reason such NEO is entitled to accelerated vesting of time-based restricted stock awards and of earned PSUs to the vesting event next following the date on which the employment period is terminated. Furthermore, with respect to PSU awards granted after December 31, 2021, held by such as of the date on which the employment is terminated without cause or for good reason that have not been converted to earned PSUs, such NEO’s rights under the award will be fully vested based on the number of shares that would be earned under the award based on performance measured through the end of the employment period.

Other Equity-Related Severance and Change of Control Benefits

Restricted Stock Awards

In accordance with our NEOs' restricted stock award agreements, unvested restricted stock is forfeited upon a termination of employment, except that the vesting of any unvested restricted stock will become immediately accelerated in full (1) on a termination of employment by the NEO due to death or disability, or (2) on a termination of employment by the Company without "cause" or resignation by the executive for "good reason" (each as defined in the applicable award agreement) within 90 days prior to or 18 months following a change in control. If, in connection with a change in control, unvested shares of restricted stock are not assumed or continued, or a new award substituted for the unvested shares of restricted stock, such unvested shares will automatically vest in full.

Performance Stock Units

In accordance with our NEOs' PSU award agreements, upon a termination of employment for any reason, (1) any PSUs that are not yet earned are immediately forfeited, and (2) any PSUs that are earned but unvested are immediately forfeited, except that the vesting of any unvested earned PSUs will become immediately accelerated in full (a) on a termination of employment by the NEO due to death or disability, or (b) on a termination of employment by the Company without "cause" or resignation by the executive for "good reason" (each as defined in the applicable award agreement) within 90 days prior to or 18 months following a change in control.

If a change in control occurs during the performance period, the Compensation Committee will determine the extent to which the performance criteria has been satisfied and the number of PSUs that have been earned based on such performance criteria as of the change in control (which is prorated based on the number of days that have elapsed during the performance period). Thereafter, earned PSUs, if any, continue to vest solely based on time in accordance with the terms of the award agreement. If, in connection with a change in control, earned PSUs are not assumed or continued, or a new award substituted for the earned PSUs, the earned PSUs will automatically vest in full.

Stock Option Awards

In accordance with our NEOs' stock option award agreements, if any of our continuing NEOs employment is terminated without cause or for good reason by such NEO within 90 days prior to or 18 months following a change in control, then the stock option awards, to the extent outstanding and which have not previously vested in accordance with Time Condition shall automatically be deemed to have vested immediately prior to such NEO’s cessation of employment with the Company; provided, however, that the performance vesting requirements of such stock option awards shall remain in full force and effect. For purposes of satisfying the "Time Condition" portion of the stock option awards vesting, one-third (1/3) vested in three equal installments on each of December 31, 2020, December 31, 2021, and December 31, 2022, generally contingent upon continued employment through each applicable vesting date.

Other Terms and Conditions

Pursuant to their respective employment agreements, our NEOs are bound by certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with us or to solicit our employees or other service providers during employment and for a specified period following termination of employment. Each of our NEOs is bound by a non-competition covenant for one year following termination of employment, and by a non-solicitation covenant for two years following termination of employment.

The following table summarizes the payments that would have been made to our continuing NEOs upon the occurrence of a termination of employment or a change in control, assuming that each NEO's termination of employment with the Company or a change in control occurred on December 31, 2023. Amounts shown do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the continuing NEO during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Name	Benefit	Death/Disability	Termination Without Cause / Resignation for Good Reason	Termination Without Cause / Resignation for Good Reason In Connection with a Change in Control
J. Eric Evans	Cash Severance (1)	$—	$2,310,000	$2,310,000
	Equity Payout / Acceleration	3,565,286 (3)	—	3,565,286 (5)
	Health Benefits (2)	—	19,544	19,544
David T. Doherty	Cash Severance (1)	—	1,073,000	1,073,000
	Equity Payout / Acceleration	2,059,484 (3)	488,861 (4)	2,059,484 (5)
	Health Benefits (2)	—	11,467	11,467
Jennifer B. Baldock	Cash Severance (1)	—	1,073,000	1,073,000
	Equity Payout / Acceleration	1,614,823 (3)	416,329 (4)	1,614,823 (5)
	Health Benefits (2)	—	19,544	19,544
Marissa A. Brittenham	Cash Severance (1)	—	760,000	760,000
	Equity Payout / Acceleration	956,245 (3)	194,179 (4)	956,245 (5)
	Health Benefits (2)	—	6,960	6,960
Bradley R. Owens	Cash Severance (1)	—	825,000	825,000
	Equity Payout / Acceleration	970,161 (3)	483,603 (4)	970,161 (5)
	Health Benefits (2)	—	19,722	19,722
(1)Represents an amount equal to (a) 12 months of base salary continuation, and (b) the executive's target bonus for the year of termination. Under each of the continuing NEO's employment agreements, if a qualifying termination occurs within 12 months following a change in control, the executive is entitled to be paid the severance benefits described above in a single lump-sum payment no later than 30 days following termination.
(2)Represents the dollar value of 12 months Company-paid continued health and welfare benefits.
(3)Represents the value of the unvested portion of the NEO's time-based restricted stock awards and the value of the unvested portion of the NEO's earned PSUs, in each case, as of December 31, 2023. The value of the awards is calculated by multiplying the number of shares of Company stock subject to acceleration by $31.99, the closing price of our common stock on December 29, 2023.
(4)Represents an amount equal to the value of the NEO's restricted stock awards and earned PSUs that are subject to time-vesting conditions, in each case, as if vesting occurred on December 31, 2023 (but not with respect to awards with time-vesting conditions that would be satisfied after December 31, 2024). The value of the restricted stock awards and PSUs is calculated by multiplying the number of shares of Company stock subject to acceleration by $31.99, the closing price of our common stock on December 29, 2023.
(5)Represents an amount equal to the value of the unvested portion of all of the NEO's time-based restricted stock awards and earned PSUs. The value of the restricted stock awards and PSUs is calculated by multiplying the number of shares of Company stock subject to acceleration by $31.99, the closing price of our common stock on December 29, 2023.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of total annual compensation for Mr. Evans, our Chief Executive Officer, to the median of the annual total compensation of all our employees (other than the Chief Executive Officer) (the "CEO Pay Ratio"). For 2023:
•Total annual compensation for Mr. Evans: $6,457,600
•Median annual total compensation of all employees (other than Chief Executive Officer): $53,792
•Ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees (other than the Chief Executive Officer): 120:1
In determining the median employee, we chose December 31, 2023 as the date to identify our median employee, and we identified our median employee using a consistently applied compensation measure which included total gross payroll wages received in 2023. Our total employee population as of December 31, 2023 was approximately 13,500. After we identified our median employee, we measured the annual total compensation under SEC rules using: base salary earned in 2023, annual cash bonus earned for the 2023 performance year, the grant date value of any equity awards he or she received in 2023, and the 401(k) match provided by the Company in 2023, in each case, to the extent applicable. Pay was annualized for permanent employees not employed for a full year in 2023. We calculated the median employee's total annual compensation using the same methodology we used to calculate Mr. Evans’ annual total compensation, as reflected in the "Total" column of the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
Pay Versus Performance
The following sets forth certain information regarding compensation actually paid to our NEOs compared to certain measures of our financial performance for the years ended 2023, 2022, 2021 and 2020:

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Comp. Table Total for CEO (Evans)(1)	Comp. Actually Paid to CEO (Evans)(2)	Summary Comp. Table Total for CEO (DeVeydt)(1)	Comp. Actually Paid to CEO (DeVeydt)(2)	Average Summary Comp. Table Total for Non-CEO NEOs(3)	Average Comp. Actually Paid to Non-CEO NEOs(4)	TSR	Peer Group TSR(5)	Net Income (in millions)	Adjusted EBITDA (in millions)(6)
2023	$6,457,600	$7,260,168	N/A	N/A	$2,473,172	$2,646,951	$204.3	$142.1	$135.3	$438.1
2022	6,092,825	(3,342,023)	N/A	N/A	1,670,372	(1,192,139)	178.0	147.8	87.0	380.2
2021	4,307,123	14,217,126	N/A	N/A	1,541,025	6,060,779	341.2	146.1	70.7	339.6
2020	3,541,863	16,996,689	559,528	13,280,517	1,284,162	6,249,898	185.3	111.9	1.3	256.6
(1)Reflects compensation amounts reported in the Summary Compensation Table for our CEO for the respective years shown. Until his appointment as Executive Chairman on January 13, 2020, Mr. DeVeydt served as Chief Executive Officer of the Company. Mr. Evans, who previously served as Executive Vice President and Chief Operating Officer, was appointed to replace Mr. DeVeydt as the Chief Executive Officer of the Company effective January 13, 2020.
(2)“Compensation Actually Paid to CEO” in each of 2023, 2022, 2021 and 2020 reflects the respective Summary Compensation Table total adjusted as set forth in the table below, as determined in accordance with SEC rules.

Year	2020		2021	2022	2023
CEO	Evans	DeVeydt	Evans	Evans	Evans
Summary Compensation Table Total	$3,541,863	$559,528	$4,307,123	$6,092,825	$6,457,600
Less: Equity Award Amounts Reported in Summary Compensation Table	(2,250,000)	(125,000)	(2,500,000)	(4,645,000)	(4,400,000)
Add: Fair Value of Current Year Equity Awards Outstanding/Unvested at Year End	8,512,317	—	3,175,972	2,062,532	4,283,461
Add: Fair Value of Equity Awards to be Issued in Lieu of Cash Incentive Payments Earned in the Current Year	375,000	125,000	—	645,000	—
Change in Value of Prior Years’ Awards Outstanding/Unvested at Year End	4,977,917	10,794,029	8,437,390	(3,285,321)	336,661
Change in Value of Prior Years’ Awards That Vested in the Year	1,839,592	1,926,960	4,620,973	(4,212,059)	582,446
Less: Fair Value of Prior Years' Awards Forfeited in the Year	—	—	—	—	—
Less: Fair Value of Prior Years' Awards Failing to Meet Vesting Conditions	—	—	(3,824,332)	—	—
Compensation Actually Paid	$16,996,689	$13,280,517	$14,217,126	$(3,342,023)	$7,260,168
Fair value or change in fair value, as applicable, of equity awards was determined as follows: (1) for restricted stock awards and earned PSU awards, the closing price on applicable year-end date or, in the case of vesting, the closing price as of each vest date, (2) for unearned PSU awards, closing price on applicable year-end date multiplied by the probability of achievement as of each such date, and (3) for option and SSAR awards, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value for the applicable grant.
(3)Reflects average compensation amounts reported in the Summary Compensation Table for our non-CEO NEOs for the respective years shown. The following non-CEO NEOs are included in the average figures shown:
2023: David T. Doherty, Jennifer B. Baldock, Marissa A. Brittenham, Bradley R. Owens

2022: David T. Doherty, Thomas F. Cowhey, Jennifer B. Baldock, Harrison R. Bane, Bradley R. Owens
2021: Thomas F. Cowhey, Jennifer B. Baldock, Anthony W. Taparo, Bradley R. Owens
2020: Thomas F. Cowhey, Jennifer B. Baldock, George M. Goodwin, Anthony W. Taparo
(4)“Average Compensation Actually Paid to non-CEO NEOs” in each of 2023, 2022, 2021 and 2020 reflects the respective average Summary Compensation Table total adjusted as set forth in the table below, as determined in accordance with SEC rules.

Year	2020	2021	2022	2023

Summary Compensation Table Total	$1,284,162	$1,541,025	$1,670,372	$2,473,172
Less: Equity Award Amounts Reported in Summary Compensation Table	(654,625)	(661,875)	(1,020,000)	(1,537,500)
Add: Fair Value of Current Year Equity Awards Outstanding/Unvested at Year End	2,326,667	840,847	768,546	1,496,764
Add: Fair Value of Equity Awards to be Issued in Lieu of Cash Incentive Payments Earned in the Current Year	142,125	—	—	—
Change in Value of Prior Years’ Awards Outstanding/Unvested at Year End	2,251,193	3,008,559	(502,425)	81,948
Change in Value of Prior Years’ Awards That Vested in the Year	900,376	1,714,650	(401,924)	132,567
Less: Fair Value of Prior Years' Awards Forfeited in the Year	—	—	(1,706,708)	—
Less: Fair Value of Prior Years' Awards Failing to Meet Vesting Conditions	—	(382,427)	—	—
Compensation Actually Paid	$6,249,898	$6,060,779	$(1,192,139)	$2,646,951
Fair value or change in fair value, as applicable, of equity awards was determined as follows: (1) for restricted stock awards and earned PSU awards, the closing price on applicable year-end date or, in the case of vesting, the closing price as of each vest date, (2) for unearned PSU awards, closing price on applicable year-end date multiplied by the probability of achievement as of each such date, and (3) for option and SSAR awards, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value for the applicable grant.
(5)Reflects the cumulative total shareholder return for the Dow Jones U.S. Health Care Providers Index.
(6)For compensation purposes, "Adjusted EBITDA" is calculated as income before income taxes, adjusted for net income attributable to noncontrolling interests; depreciation and amortization; interest expense, net; equity-based compensation expense; transaction, integration and acquisition costs; net loss (gain) on disposals, consolidations and deconsolidations; litigation settlements and other litigation costs and other adjustments that are not related to the assessment of normal operating performance. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by our management to assess operating performance, make business decisions and allocate resources. Adjusted EBITDA is the core long-term metric we use for purposes of evaluating performance for our compensation program, as further described in the section above entitled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation."
Relationship between Pay and Performance

As described in more detail in the sections entitled "Compensation Discussion and Analysis" and "Executive Compensation," the Company’s executive compensation program reflects a variable pay-for-performance philosophy, with a significant emphasis on long-term performance and stockholder value creation. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with "Compensation Actually Paid" for a particular year. We believe the "Compensation Actually Paid" in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on "pay-for-performance" as the "Compensation Actually Paid" fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals.

Performance Measures

The following financial performance measure reflects the Company's most important performance measure for the most recently completed fiscal year used by the Company to link compensation actually paid to our NEOs, to the Company’s performance:

•Adjusted EBITDA

DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation earned by our directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash	Stock Awards(3)	Total
Wayne S. DeVeydt (1)	$250,000	$—	$250,000
Brent Turner	125,000	160,000	285,000
Teresa DeLuca, M.D.	120,000	160,000	280,000
John A. Deane	100,000	160,000	260,000
Clifford G. Adlerz	100,000	160,000	260,000
T. Devin O'Reilly (2)	—	—	—
Andrew T. Kaplan (2)	—	—	—
Patricia A. Maryland, Dr.PH	100,000	160,000	260,000
Blair E. Hendrix (2)	—	—	—
_______
(1)Mr. DeVeydt received a cash retainer for serving as our Executive Chairman.
(2)Messrs. O'Reilly, Kaplan and Hendrix did not receive compensation for their service on the Board because they are associated with Bain Capital.
(3)Amounts reflect the aggregate grant date fair value of restricted stock awards granted on June 1, 2023, determined in accordance with FASB ASC Topic 718. The assumptions used in the valuation of share awards are set forth in Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, each of Dr. DeLuca, Dr. Maryland and Messrs. Adlerz, Dean and Turner held unvested restricted stock awards of 4,192 shares. Also, Mr. Turner held 4,015 shares of common stock underlying stock options exercisable as of December 31, 2023.

With respect to 2023, each member of our Board who was not an employee and who was not associated with Bain Capital (other than Mr. DeVeydt), was eligible to receive an annual cash retainer payment of $100,000 and an annual award of restricted stock having an aggregate grant date fair value equal to $160,000. The restricted stock awards vest in full on the first anniversary of the grant date. Mr. DeVeydt was eligible to receive an annual cash retainer payment of $250,000 for serving as Executive Chairman.

In addition, the chair of the Audit Committee is entitled to an additional cash retainer payment of $25,000, the chair of the Compensation Committee is entitled to an additional cash retainer payment of $20,000, the chair of the Compliance and Ethics Committee is entitled to an additional cash retainer payment of $20,000 and the chair of the Nominating and Corporate Governance Committee is entitled to an additional cash retainer payment of $20,000.

PROPOSAL NO. 3: APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

The Board adopted, subject to approval of the Company's stockholders, an employee stock purchase plan (the “ESPP”) including the reservation of 1,500,000 shares of our common stock for issuance under the ESPP. The Board believes that the adoption of this proposal is in the best interests of the Company for the reasons discussed below. The following description of the ESPP is qualified in its entirety by the full text of the ESPP attached to this Proxy Statement as Appendix A.

Background and Purpose of the Proposal

The ESPP was adopted by the Board to be effective within 12 months following approval by the Company’s stockholders. The ESPP is a broad-based plan that provides an opportunity for eligible employees of the Company and its designated affiliates to purchase common stock at a discount from the market price. The ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The Company believes that employee participation in stock ownership through the ESPP will help to achieve the unity of purpose conducive to the continued growth of the Company and to the mutual benefit of its stockholders and the employees of the Company and its affiliates. Participation in the ESPP will be entirely voluntary by our employees.

In the event that the ESPP is approved by stockholders, the Company expects to register the shares available under the ESPP with the SEC on a registration statement on Form S-8.

Consequences of Failing to Approve the Proposal

If the ESPP is not approved by our stockholders, the employees will not be able to acquire our Company’s stock through the ESPP.

Summary of the ESPP

The following description of the ESPP is only a summary of the material features and does not describe all of its provisions. This summary is qualified in its entirety by reference to the text of the ESPP, attached as Appendix A.

Purpose

The purpose of the ESPP is to provide an added incentive for eligible employees of the Company to promote the Company’s best interests by providing an opportunity for those employees to purchase shares of common stock at below-market prices through payroll deductions. The ESPP is intended to align the interests of the Company’s stockholders and employees by increasing the proprietary interest of employees in the Company’s growth and success, advance the interests of the Company by attracting and retaining employees and motivate employees to act in the long-term best interests of the Company.

Administration

The ESPP is administered by the Compensation Committee, which has full discretionary authority to make determinations regarding the interpretation and application of the provisions of the ESPP and to adopt rules, policies and procedures for administering the ESPP as it deems necessary. The Compensation Committee also has the discretion to identify affiliates of the Company whose employees are included in ESPP participation. Any such determinations will be made by the Compensation Committee in its sole discretion and will be final and conclusive.

Eligibility

Generally, any person who is employed by the Company, or by an affiliate of the Company that has been designated by the Compensation Committee for participation, may participate in the ESPP; provided, however, the following individuals may not participate: (1) a person employed for less than 90 days; (2) an employee who is customarily employed less than 20 hours per week; (3) an employee whose customary employment is for five months or less in a calendar year; or (4) an employee who would own, immediately after such grant, more than 5% of our outstanding capital stock, including stock that may be acquired through outstanding options, stock held in a business entity or trust and stock held by certain family members.

As of April 25, 2024, it is anticipated that approximately 10,000 individuals would be eligible to participate in the ESPP when it becomes effective.

Shares Available for Issuance

If approved by the Company’s stockholders at the Annual Meeting, the maximum number of shares of common stock that may be purchased under the ESPP will be 1,500,000 shares, subject to adjustment for stock dividends, stock splits or combinations of shares of the Company’s stock.

Offering Periods

If approved, the ESPP will offer an option to purchase our common stock on the first day of each calendar quarter following effectiveness of the ESPP. Each offering period will continue for a period of three months that ends on the last day of such calendar quarter.

Participation in the Plan

An eligible employee may become a participant in the ESPP by giving instructions to the plan recordkeeper authorizing payroll deductions, and payroll deductions for each participant will begin after such instructions are received in good order, subject to compliance with the Company’s insider trading policies and such rules and procedures as may be established by the Compensation Committee. An employee’s payroll deductions or other contributions under the ESPP may not exceed $6,250 in each calendar quarter.

The option exercise price or purchase price for the common stock under the ESPP is 90% of the average market value of our common stock on the first and last day of each three-month offering period, based on the closing price on those two dates. However, the exercise price cannot be less than 85% of the market value of our common stock on the last or first trading day of the offering period. At the end of each offering period, the Company will apply the funds that have been withheld from each participant’s payroll to purchase the largest number of whole shares of common stock at the exercise price.

A participant’s payroll deduction election will automatically remain in effect for successive offering periods until the participant provides new instructions or terminates employment. A participant may modify his or her payroll deductions during an offering period.

Withdrawal from the Plan

A participant may elect to withdraw and terminate payroll deductions from the ESPP at any time. Upon withdrawal, all payroll deductions credited to the participant during the offering period will be returned to the participant in cash, without interest.

Upon a participant’s termination of employment, unless due to death or disability, payroll deductions that have not yet been used to exercise the option will be returned without interest to the participant. Upon a termination due to death or disability, the participant (or personal representative) may elect to remain in the ESPP until the end of the offering period or withdraw from the ESPP.

Restrictions on Transfer

Rights to acquire common stock that are granted under the ESPP are not transferable by a participant other than by will or the laws of descent and distribution following the participant’s death.

Duration, Amendment and Termination

The Board has the power to amend or terminate the ESPP at any time. However, stockholder approval is required within 12 months before or after the Board adopts an amendment to increase the maximum number of shares that may be issued under the ESPP.

Adjustments Upon Changes in Capitalization

In the event of any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or other extraordinary corporate event, the Compensation Committee shall proportionally adjust the maximum number of shares issuable under the ESPP, the price per share and the number of shares of common stock covered by each option under the ESPP that has not yet been exercised in order to prevent dilution or enlargement of the rights of participants.

Participation by the Company’s Named Executive Officers

The Company’s named executive officers will be eligible to participate in the ESPP on the same terms and conditions as all other participants and will continue to remain eligible, conditioned on approval of the ESPP by our stockholders.

Federal Income Tax Consequences

The following summary describes U.S. federal income tax consequences of participation in the ESPP, but is not a complete description of all U.S. federal tax laws or regulations that may apply and does not address any state or local laws.

No taxable income is realized by a participant on the grant of an option under the ESPP or upon the purchase of common stock at the end of an offering period. The stock purchased under the ESPP is eligible for long-term capital gain treatment if it is held for at least two years after the grant date and at least one year from the purchase date. If the exercise price is less than the market value of the common stock at the beginning of the offering period, the participant will recognize ordinary income on a portion of the proceeds. In that situation, the amount of ordinary income is the lesser of (a) the market value of the stock at the time of the disposition, less the exercise price and (b) the market value of the common stock at the beginning of the offering period, minus the exercise price. The participant’s tax basis in the shares is the amount paid to exercise the option plus the amount of any ordinary income that is recognized upon disposition. Any additional amount of gain recognized on the disposition of the shares will be long-term capital gain.

If an employee disposes of the shares prior to the holding periods described above, the transaction is a disqualifying disposition and the participant will recognize ordinary income in the year of disposition. The taxable amount will be equal to the difference between the fair market value of the common stock at the end of the offering period and the exercise price paid. The amount of such ordinary income will be added to the participant’s tax basis in the shares. Any subsequent gain at the time of disposition will be taxed as a capital gain.

The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

New Plan Benefits

The benefits to be received pursuant to the ESPP by the Company’s employees are not currently determinable as they will depend on the purchase price of our common stock in offering periods after the implementation of the ESPP, the market value of our shares on various future dates, the amount of contributions that eligible employees elect to make under the ESPP, and similar factors. As of the date of this Proxy Statement, no employee has been granted an option to purchase shares under the ESPP, as the implementation is conditioned on approval of the ESPP by our stockholders.

Securities Authorized for Issuance under the Company’s Equity Compensation Plans

The following table represents securities authorized for issuance under the Company's equity compensation plans as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (1)
Equity Compensation Plans Approved by Security Holders	2,095,219	$12.70	4,270,905
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,095,219	$12.70	4,270,905
(1)Includes shares available for future issuance under the Omnibus Incentive Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4: RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected Deloitte & Touche LLP ("Deloitte") as the Company's principal independent registered public accounting firm for the year ending December 31, 2024. Such selection of Deloitte was approved by the Board, and the Company seeks ratification of the appointment by the stockholders.

The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.

Although ratification of the selection of Deloitte is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Deloitte is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte served as Surgery Partners' independent registered public accounting firm for the fiscal years ended December 31, 2023 and December 31, 2022.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the Company's independent registered public accounting firm, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. Each member of the Audit Committee has been delegated the authority to pre-approve any audit services, provided that such approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed by Deloitte during 2023.
Audit and Other Fees for Past Two Fiscal Years
During the years ended December 31, 2023 and 2022, the Company incurred the following fees for services performed by Deloitte:

	2023	2022
Audit Fees(1)	$3,350,000	$2,975,000
Audit-Related Fees(2)	100,000	125,000
Tax Fees(3)	275,410	68,500
All Other Fees(4)	1,895	1,895
Total	$3,727,305	$3,170,395
_______
(1)Audit Fees include fees for the last two years for professional services rendered by Deloitte in connection with (i) the audits of the Company's annual consolidated financial statements, (ii) the audits of the Company's internal control over financial reporting, (iii) the review of the Company's quarterly condensed consolidated financial statements, and (iv) services that are provided by Deloitte related to regulatory filings and private placement debt offerings, including billings for out-of-pocket expenses incurred.
(2)Audit-related fees during 2023 and 2022 relate to audits performed for grant funds received.
(3)Tax related services performed during 2023 and 2022.
(4)All Other Fees encompasses any services provided other than the services reported as Audit Fees, Audit-Related Fees or Tax Fees, which in 2023 and 2022 were related to accounting research services.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is currently composed of the three directors named below, each of whom is an independent director (as independence is defined in the Nasdaq rules and Rule 10A-3 under the Exchange Act). Each member of the Audit Committee who served at any time during the fiscal year ended December 31, 2023 is financially literate (as that qualification has been interpreted by the Board in its business judgment), and at least one member of the Audit Committee qualifies as an "audit committee financial expert" as such term is defined by the SEC. The Audit Committee operates under a written charter.

The Audit Committee hereby submits the following report:

•The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of, and for, the year ended December 31, 2023.

•The Audit Committee has discussed with the Company's independent registered public accounting firm, Deloitte, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC.

•The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

                                Submitted by the Audit Committee:

                                Brent Turner, Chairman
                                Teresa DeLuca, M.D.
                                John A. Deane

RELATED PERSON TRANSACTIONS
Related Person Transaction Policy

We have adopted a formal written policy with respect to the review, approval and ratification of related person transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions, including, but not limited to:

•the impact on a director's independence in the event the related person is a director or an immediate family member of the director;

•the benefits to us of the proposed transaction;

•if applicable, the availability of other sources of comparable products or services;

•the terms of the transaction; and

•the terms available to an unrelated third party or to employees generally.

The Audit Committee may also consider such factors as: the related person's relationship to us and interest in the transaction, and the material facts of the proposed transaction, including the proposed aggregate value of the transaction. The Audit Committee may approve only those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

Registration Rights Agreement

On August 31, 2017, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with certain securityholders of the Company and certain other parties thereto, including Bain Capital. Pursuant to the Registration Rights Agreement, among other things, and subject to certain limitations, the Company agreed to use commercially reasonable efforts to effect the registration under the Securities Act of 1933, as amended, of the registrable shares held by the parties to the Registration Rights Agreement. The Company also agreed to provide, with certain exceptions, certain piggyback registration rights with respect to such registrable shares, as described in the Registration Rights Agreement. Additionally, in connection with the private issuance and sale of our common stock to certain affiliates of Bain Capital on December 22, 2022 (the “Private Placement”), the Registration Rights Agreement was amended to extend the registration rights granted thereunder to the shares purchased in the Private Placement.

Indemnification Agreements

We enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
GENERAL MATTERS
Code of Conduct and Corporate Governance Guidelines

We have adopted a Code of Conduct which is applicable to all our directors, officers and employees (the "Code of Conduct"). To the extent required pursuant to applicable SEC regulations, we intend to post amendments to, or waivers from, our Code of Conduct on our website.

Copies of our Code of Conduct and Corporate Governance Guidelines are available, free of charge, on the "Investors - Governance" page of our website at www.surgerypartners.com, or by sending a written request to our Chief Administrative and Development Officer at Surgery Partners, Inc., 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027.

Availability of Certain Documents

Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the notices of internet availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or notice of internet availability of proxy materials to that address. Householding is designed to reduce a company's printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company's proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or notice of internet availability of proxy materials, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address. You may notify us either by calling us at (615) 234-5900 or by writing to us at Surgery Partners, Inc., 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027, Attn: Chief Administrative and Development Officer, and providing your name, your shared address, and the address to which we should direct the additional copy of the annual report or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive office.

Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year's Proxy Statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 26, 2024, which is 120 days prior to the date that is one year from April 25, 2024 (the date this year's Proxy Statement was first made available to stockholders).

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Company's Secretary at 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027. The Board does not have a written policy regarding stockholder nominations, but has determined that it is the practice of the Board to consider candidates proposed by stockholders if made in accordance with our bylaws. To be timely for the 2025 annual meeting, although not included in the Proxy Statement, the stockholder's notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year's annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2025 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2025 annual meeting must notify us no earlier than February 6, 2025 and no later than March 8, 2025.

Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2025 annual meeting.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules for the 2025 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than April 7, 2025.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

Surgery Partners, Inc.
340 Seven Springs Way, Suite 600
Brentwood, TN 37027
Attention: Chief Administrative and Development Officer

The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to the Chief Administrative and Development Officer that it is a communication for the Board. Upon receiving such a communication, the Chief Administrative and Development Officer will forward the communication to the relevant individual or group to which it is addressed as appropriate depending on the facts and circumstances outlined in the communication received. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Chief Administrative and Development Officer will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Attendance at Annual Meeting

We invite all stockholders to attend the Annual Meeting, which will be held solely by remote communication in a virtual meeting format on Thursday, June 6, 2024, at 2:00 p.m. Central Daylight Time (CDT) and any adjournments of the annual meeting. You can attend the meeting by visiting www.meetnow.global/MFATQXS and entering the 15-digit control number found on the proxy card or voting instruction form. However, even if you plan to attend virtually, please vote your shares promptly to ensure they are represented at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy, you may do so by voting during the meeting. If you have any questions on how to attend the Annual Meeting, please contact Investor Relations at 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027, (615) 234-5900 or email ir@surgerypartners.com.

Electronic Access to Proxy Statement and Annual Report to Stockholders

We have elected to provide this Proxy Statement, the proxy card and our Annual Report to Stockholders over the internet through a “notice and access” model. The Notice of Internet Availability provides instructions on how you may access these proxy materials on the internet at www.investorvote.com/SGRY or request a printed copy at no charge. In addition, the Notice of Internet Availability provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

APPENDIX A

SURGERY PARTNERS, INC.
EMPLOYEE STOCK PURCHASE PLAN

Effective [●]

A-1

SURGERY PARTNERS, INC.
EMPLOYEE STOCK PURCHASE PLAN

Page

ARTICLE I PURPOSE OF PLAN		1

ARTICLE II DEFINITIONS		1
2.1	Affiliate	1
2.2	Agreement	1
2.3	Board	1
2.4	Code	1
2.5	Committee	1
2.6	Company	1
2.7	Compensation	1
2.8	Eligible Employee	2
2.9	Exchange Act	2
2.10	Exercise Period	2
2.11	Fair Market Value	2
2.12	Grant Date	3
2.13	Option	3
2.14	Participant	3
2.15	Payroll Account	3
2.16	Plan	3
2.17	Stock	3

ARTICLE III GRANT AND EXERCISE OF OPTIONS		3
3.1	General Conditions	3
3.2	Right to Exercise	4
3.3	Method of Exercise	4
3.4	Payment of Exercise Price	4
3.5	Issuance of Stock	4
3.6	Nontransferability	5
3.7	Stockholder Rights	5
3.8	Issuance and Delivery of Shares	5

ARTICLE IV STOCK SUBJECT TO PLAN		5
4.1	Source of Shares	5
4.2	Maximum Number of Shares	5
4.3	Forfeitures	5

ARTICLE V ADMINISTRATION OF THE PLAN		6
5.1	General Authority	6
i

5.2	Persons Subject to Section 16(b)	6
5.3	Designation of Affiliates	6

ARTICLE VI ADJUSTMENT UPON CORPORATE CHANGES		6
6.1	Adjustments to Shares	6
6.2	Substitution of Options on Merger or Acquisition	7
6.3	No Preemptive Rights	7
6.4	Fractional Shares	7

ARTICLE VII LEGAL COMPLIANCE CONDITIONS		7
7.1	General	7
7.2	Stock Holding Periods	7
7.3	Stock Legends	8
7.4	Representations by Participants	8

ARTICLE VIII GENERAL PROVISIONS		8
8.1	Effect on Employment	8
8.2	Unfunded Plan	8
8.3	Rules of Construction	8
8.4	Governing Law	8
8.5	Compliance With Section 16 of the Exchange Act	8
8.6	Amendment	9
8.7	Effective Date of Plan	9
ii

SURGERY PARTNERS, INC.
EMPLOYEE STOCK PURCHASE PLAN
RECITALS:
WHEREAS, Surgery Partners, Inc. (the “Company”) desires to establish a plan through which employees of the Company and its affiliates may purchase from the Company shares of its common stock; and
WHEREAS, the Company intends that the plan be an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, and has designed the plan to conform to the provisions of Rule 16b-3 of the Exchange Act;
NOW, THEREFORE, the Company hereby establishes the Surgery Partners, Inc. Employee Stock Purchase Plan (the “Plan”), effective [●]:
ARTICLE I
PURPOSE OF PLAN
The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of the Company’s common stock by present and future employees of the Company and its Affiliates.
ARTICLE II
DEFINITIONS
2.1Affiliate. Entities that are subsidiaries of the Company, as described in section 423 of the Code, and designated as an Affiliate by the Company pursuant to Section 5.3.
2.2Agreement. An agreement between a Participant and the Company or an Affiliate through which the Participant elects to exercise the Options granted to him hereunder and authorizes payment of the Option exercise price.
2.3Board. The board of directors of the Company.
2.4Code. The Internal Revenue Code of 1986, as amended.
2.5Committee. The committee designated by the Board as the “compensation committee” or is otherwise designated by the Board to administer the Plan.
2.6Company. Surgery Partners, Inc. and its successors and assigns.
2.7Compensation. An employee’s annual rate of compensation earned from employment with the Company or one of its Affiliates, including regular earnings, overtime, bonuses, commissions, amounts elected under a salary reduction agreement pursuant to a plan described in section 125 of the Code or a deferred compensation plan, and amounts excluded from taxable income under section 402(g) of the Code.
1

2.8Eligible Employee. An employee of the Company or an Affiliate, except for the following:
(a)An employee who has been employed by the Company or Affiliate for less than 90 days.
(b)An employee whose customary employment is 20 hours or less per week.
(c)An employee whose customary employment is for five months or less in a calendar year.
(d)An employee who would own more than 5% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time such employee would be granted an Option. For the purpose of determining if an employee owns more than 5% of such stock, he shall be deemed to own (i) any stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants, (ii) any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary in proportion to his interest in such corporation, partnership, estate or trust, and (iii) any stock the individual may purchase under an outstanding stock option.
2.9Exchange Act. The Securities Exchange Act of 1934, as amended.
2.10Exercise Period. The period during which an Eligible Employee may elect to exercise an Option and make payment through payroll deduction, pursuant to Article III. The initial Exercise Period shall be the period that begins on the initial Grant Date hereunder and expires on the last day of the calendar quarter that includes the initial Grant Date. Thereafter, the Exercise Period shall begin with each successive Grant Date and expire on the last day of the calendar quarter that includes such Grant Date.
2.11Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):
(a)If the Stock is traded on a national securities exchange or over-the-counter national market system, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or market with respect to the date for which Fair Market Value is being determined (unless the Committee determines in good faith the fair market value of the Stock to be otherwise).
(b)If the Stock is not traded on a national securities exchange but on an over-the-counter national market system, Fair Market Value shall be the value determined by reference to the price of the Stock on the over-the-counter national market system with respect to the date for which Fair Value is being determined (unless the Committee determines in good faith the fair market value of the Stock to be otherwise).
2

(c)If the Stock is not traded on an national securities exchange or an over-the-counter market system, Fair Market Value shall be determined by the Board in good faith and consistently with the applicable requirements of section 1.409A-1(b)(5)(iv) of the Treasury Regulations.
2.12Grant Date. The initial Grant Date shall be [●]. Thereafter, the Grant Date shall be each the first day of each calendar quarter (i.e., January 1, April 1, July 1 and October 1) of each calendar year.
2.13Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the Fair Market Value on the last day of each respective Exercise Period.
2.14Participant. An Eligible Employee who has elected to exercise an Option and participate in the Plan in accordance with Article III.
2.15Payroll Account. A bookkeeping account to which is added the amounts withheld on behalf of each Participant under regular payroll deductions authorized by Participants hereunder, and reduced by amounts due to the Company to pay the exercise price of Options exercised hereunder.
2.16Plan. The Surgery Partners, Inc. Employee Stock Purchase Plan.
2.17Stock. The common stock of the Company, $0.01 par value.
ARTICLE III
GRANT AND EXERCISE OF OPTIONS
3.1General Conditions. On each Grant Date, each employee who is an Eligible Employee on such date shall, without further action of the Committee, be granted an Option to purchase a number of whole shares of Stock in each Exercise Period in an amount that does not exceed $6,250, based on the Fair Market Value of Stock on the Grant Date. The right to purchase Stock under the Plan and all other employee stock purchase plans (described in section 423(b) of the Code) of the Company and its Affiliates may in no case accrue at a rate that exceeds $25,000 for such Stock (determined on the date that the Option is granted) for each calendar year in which such Option is outstanding at any time. Each Option grant is further subject to the following terms and conditions:
(a)The exercise price of each Option shall be 90% of Fair Market Value of each share of Stock that is subject to the Option, based on the average of the Stock’s Fair Market Value reported on the first and last trading day during the Exercise Period. However, in no event will the exercise price be less than 85% of the Fair Market Value on the Grant Date or less than 85% of the Fair Market Value on the Exercise Date.
(b)Each Option, or portion thereof, that is not exercised during an Exercise Period shall expire at the end of the Exercise Period in which the Option was granted, unless it expires sooner pursuant to Section 3.1(c).
3

(c)Each Option that has not yet expired pursuant to Section 3.1(b) shall expire on the date that the Eligible Employee terminates employment with the Company and all of its Affiliates or revokes his election pursuant to Section 3.3; provided, however, if termination is due to the death or disability (as determined in the discretion of the Committee by reference to any disability benefit plan of the Company) of the Eligible Employee, the Participant (or his personal representative) may elect to revoke his election pursuant to Section 3.3.
(d)A right to purchase Stock which has accrued under one Option granted hereunder may not be carried over to any other Option.
3.2Right to Exercise. An Option shall be exercisable on the last day of the Exercise Period that includes the Grant Date on which the Option was granted. An Eligible Employee must exercise an Option while he is an employee of the Company or an Affiliate or within the periods that are specified herein after termination of employment.
3.3Method of Exercise. To exercise an Option, an Eligible Employee shall notify the Company in writing of his election to so exercise and execute an Agreement in the form and manner prescribed by the Committee. An Eligible Employee may revoke his election by giving written notification of such revocation to the Committee in a timely manner and prior to the last day of the applicable Exercise Period. The amount credited to the Eligible Employee’s Payroll Account shall be refunded as soon as administratively feasible following such a revocation.
3.4Payment of Exercise Price. An Eligible Employee who desires to exercise an Option must timely execute an Agreement in the form and manner prescribed by the Committee prior to or during the applicable Exercise Period. The Agreement shall provide for authorization of deductions from the Eligible Employee’s regular payroll that is credited to a Payroll Account. Amounts credited to a Participant’s Payroll Account shall be accumulated and reserved for payment of the exercise price of Options granted hereunder.
(a)A Participant may modify his election to participate in the Plan at any time by timely providing the Committee written notice in the form prescribed by the Committee. Such modification shall be effective on the first payroll date following such written notice or, if later, the date specified in the notice.
(b)An Agreement to begin or modify participation in the Plan must be executed by the Participant within the time prescribed by the Committee prior to the last payroll date in the Exercise Period for which it is to be effective. If the Agreement is not timely executed, it shall take effect upon the next following Exercise Period.
(c)Each Participant’s election specified under an Agreement shall remain in effect for successive Exercise Periods until modified or revoked by the Participant in accordance with Section 3.4.
3.5Issuance of Stock. The Company shall issue whole shares of Stock to a Participant, unless the Participant timely revoked an election to exercise the Option pursuant to Section 3.3, as follows:
4

(a)The Company shall determine the number of whole shares of Stock to be issued to each Participant for each Exercise Period by dividing the balance of such Participant’s Payroll Account by the applicable exercise price of the Option.
(b)The Company shall deduct from a Participant’s Payroll Account the amount necessary to purchase the greatest number of whole shares of Stock that can be acquired under the applicable Option.
(c)Any amounts remaining in the Payroll Account after deducting the exercise price for whole shares of Stock shall generally be held for use in a subsequent Exercise Period. However, a Participant who has made contributions to a Payroll Account and has revoked his election to exercise an Option under the terms of Section 3.3 may obtain payment of the amounts held in his Payroll Account from the Company by requesting such payment in writing to the Committee in the time and manner specified by the Committee. A Participant who has terminated employment shall be paid any amounts remaining in his Payroll Account after the expiration of all Options hereunder.
3.6Nontransferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution. Only the Participant to whom an Option is granted may exercise such Option, unless he is deceased. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.
3.7Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option prior to the time that such Option is exercised.
3.8Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and executes any applicable stockholder agreement that the Company requires at the time of exercise.
ARTICLE IV
STOCK SUBJECT TO PLAN
4.1Source of Shares. Upon the exercise of an Option, the Company may deliver to the Participant authorized but unissued shares of Stock.
4.2Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options is 1,500,000, subject to increases and adjustments as provided in Article VI.
4.3Forfeitures. If an Option is terminated, in whole or in part, the number of shares of Stock allocated to such Option or portion thereof may be reallocated to other Options to be granted under this Plan.
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ARTICLE V
ADMINISTRATION OF THE PLAN
5.1General Authority. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. The interpretation and construction by the Committee of any terms or provisions of this Plan or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all persons. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to do the following:
(a)Interpret all provisions of this Plan.
(b)Prescribe the form of any Agreement and notice and manner for executing or giving the same.
(c)Adopt, amend, and rescind rules for Plan administration.
(d)Make all determinations it deems advisable for the administration of this Plan.
5.2Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are members of the Committee subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.
5.3Designation of Affiliates. The Company may from time to time designate a “parent corporation,” as defined in section 424(e) of the Code, or “subsidiary corporation,” as defined in section 424(f) of the Code, to be a participating corporation in a manner that is consistent with Treasury Regulation § 1.423-2(c)(4). Corporations that are so designated shall be Affiliates for purposes of this Plan. Such designation shall be evidenced by the express inclusion of the corporation as an Affiliate within Section 2.1, the intentional act of the Company or the Committee to communicate in writing the grant of Options hereunder to employees of a corporation, or such other written document that is intended to evidence such designation. The Company or Committee may rescind the designation of a corporation as an Affiliate by adopting a writing that is intended to evidence such rescission.
ARTICLE VI
ADJUSTMENT UPON CORPORATE CHANGES
6.1Adjustments to Shares. The maximum number and kind of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:
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(a)the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;
(b)the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or
(c)there occurs any other event which in the judgment of the Committee necessitates such action.
Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Options and on the award of Options specified hereunder that are proportionate to the modifications of the Stock that are on account of such corporate changes.
6.2Substitution of Options on Merger or Acquisition. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article IV.
6.3No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.
6.4Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. The Company will return to each Participant’s Payroll Account any amount tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased.
ARTICLE VII
LEGAL COMPLIANCE CONDITIONS
7.1General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.
7.2Stock Holding Periods. In order for tax treatment under section 421(a) of the Code to apply to Stock acquired hereunder, the Participant is generally required to hold such shares of Stock for two years after the Grant Date of an Option through which shares of Stock were acquired and for one year after the transfer of Stock to the Participant. A person holding Stock acquired hereunder who disposes of shares prior to the expiration of such holding periods shall notify the Company of such disposition in writing.
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7.3Stock Legends. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Company or Committee may deem advisable to assure compliance with federal and state laws and regulations.
7.4Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.
ARTICLE VIII
GENERAL PROVISIONS
8.1Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.
8.2Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
8.3Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
8.4Governing Law. The internal laws of the State of Tennessee shall apply to all matters arising under this Plan, to the extent that federal law does not preempt state law.
8.5Compliance With Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
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8.6Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant’s consent, except as necessary for Options to maintain qualification under the Code; and provided further that, to the extent that such approval is required for compliance with Rule 16b-3 of the Exchange Act, the provisions of the Plan relating to the number of shares granted to persons subject to section 16(b) of the Exchange Act, the timing of such grants and the determination of the exercise price shall not be amended more than once every six months, other than to comport with changes in the Code or the regulations and rulings issued thereunder. Provided further that the stockholders of the Company must, within 12 months before of after the adoption thereof, approve any amendment that increases the number of shares of Stock that may be issued pursuant to Options granted under the Plan.
8.7Effective Date of Plan. This Plan shall be effective and Options may be granted under this Plan on and after the date of its adoption by the Board, provided that no Option will be effective or exercisable unless and until this Plan is approved by stockholders of the Company in a manner that satisfies Treasury Regulation § 1.423-2 within 12 months of the date that the Board took action to adopt the Plan. All Options granted under the Plan will become void immediately following the 12-month anniversary of the date the Board adopted the Plan if such approval by stockholders has not yet been obtained.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the ___ day of _______________, 2024.

Surgery Partners, Inc. By: Its:
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SURGERY PARTNERS VOTE

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ENDORSEMENT_LINE______________ SACKPACK_______________

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A Proposals – The Board of Directors recommends a vote FOR all of the nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. Election of Class III Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Clifford G. Adlerz	☐	☐	02 - J. Eric Evans	☐	☐	03 - Blair E. Hendrix	☐	☐
04 - Andrew T. Kaplan	☐	☐						

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The 2024 Annual Meeting of Stockholders of Surgery Partners, Inc. will be held on Thursday, June 6, 2024 at 2:00 p.m., central daylight time, virtually via the Internet at https://meetnow.global/MFATQXS.

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Proxy — Surgery Partners, Inc.

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Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 6, 2024

J. Eric Evans and Jennifer B. Baldock, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Surgery Partners, Inc. to be held on June 6, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each Board nominee listed on the reverse side, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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